Exhibit 10.1

                                                                  EXECUTION COPY



                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                            FRONT PORCH DIGITAL INC.,



                            FRONT PORCH MERGER CORP.



                                       AND



                        MANAGEDSTORAGE INTERNATIONAL INC.



                             DATED: AUGUST 16, 2004

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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I  THE MERGER..........................................................1
     SECTION 1.1  The Merger...................................................1
     SECTION 1.2  Closing......................................................2
     SECTION 1.3  Effective Time...............................................2
     SECTION 1.4  Effects of the Merger........................................2
     SECTION 1.5  Certificate of Incorporation and By-laws of the
                  Surviving Corporation........................................2
     SECTION 1.6  Directors and Officers.......................................2

ARTICLE II  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
     CORPORATIONS; EXCHANGE OF CERTIFICATES....................................3
     SECTION 2.1  Effect on Capital Stock......................................3
     SECTION 2.2  Fractional Shares............................................5
     SECTION 2.3  Exchange of Certificates.....................................5
     SECTION 2.4  Certain Adjustments..........................................6
     SECTION 2.5  Shares of Dissenting Shareholders............................7
     SECTION 2.6  Stock Options................................................7
     SECTION 2.7  Warrants.....................................................8
     SECTION 2.8  Tax-Free Reorganization......................................9

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................9
     SECTION 3.1  Organization, Standing and Corporate Power...................9
     SECTION 3.2  Subsidiaries................................................10
     SECTION 3.3  Capital Structure...........................................10
     SECTION 3.4  Authority; Noncontravention.................................11
     SECTION 3.5  Financial Statements; Undisclosed Liabilities...............12
     SECTION 3.6  Material Contracts..........................................12
     SECTION 3.7  Absence of Certain Changes..................................13
     SECTION 3.8  Permits; Compliance with Applicable Laws....................13
     SECTION 3.9  Absence of Litigation.......................................14
     SECTION 3.10 Tax Matters.................................................14
     SECTION 3.11 Employee Benefit Plans......................................16
     SECTION 3.12 Labor Matters...............................................19
     SECTION 3.13 Environmental Matters.......................................20
     SECTION 3.14 Intellectual Property.......................................21
     SECTION 3.15 Insurance Matters...........................................24
     SECTION 3.16 Transactions with Affiliates................................24
     SECTION 3.17 Voting Requirements.........................................24
     SECTION 3.18 Brokers.....................................................24
     SECTION 3.19 Real Property...............................................24
     SECTION 3.20 Tangible Personal Property..................................25
     SECTION 3.21 Investment Company..........................................25
     SECTION 3.22 Board Approval..............................................25
     SECTION 3.23 Books and Records...........................................26
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ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT..........................26
     SECTION 4.1  Organization, Standing and Corporate Power..................26
     SECTION 4.2  Subsidiaries................................................27
     SECTION 4.3  Capital Structure...........................................27
     SECTION 4.4  Authority; Noncontravention.................................28
     SECTION 4.5  Parent Documents............................................29
     SECTION 4.6  Material Contracts..........................................30
     SECTION 4.7  Absence of Certain Changes..................................31
     SECTION 4.8  Permits; Compliance with Applicable Laws....................31
     SECTION 4.9  Absence of Litigation.......................................31
     SECTION 4.10 Tax Matters.................................................32
     SECTION 4.11 Employee Benefit Plans......................................33
     SECTION 4.12 Labor Matters...............................................35
     SECTION 4.13 Environmental Matters.......................................36
     SECTION 4.14 Intellectual Property.......................................37
     SECTION 4.15 Insurance Matters...........................................39
     SECTION 4.16 Transactions with Affiliates................................39
     SECTION 4.17 Voting Requirements.........................................39
     SECTION 4.18 Brokers.....................................................39
     SECTION 4.19 Real Property...............................................40
     SECTION 4.20 Tangible Personal Property..................................40
     SECTION 4.21 Investment Company..........................................41
     SECTION 4.22 Board Approval..............................................41
     SECTION 4.23 Books and Records...........................................41
     SECTION 4.24 Sarbanes Oxley Act Compliance...............................41

ARTICLE V  COVENANTS RELATING TO CONDUCT OF BUSINESS..........................41
     SECTION 5.1  Conduct of Business by the Company..........................41
     SECTION 5.2  Advice of Changes...........................................43
     SECTION 5.3  No Solicitation by the Company..............................43
     SECTION 5.4  Conduct of Business by Parent...............................44
     SECTION 5.5  No Solicitation by Parent...................................45
     SECTION 5.6  Transition..................................................45

ARTICLE VI  ADDITIONAL AGREEMENTS.............................................46
     SECTION 6.1  Access to Information; Confidentiality......................46
     SECTION 6.2  Commercially Reasonable Efforts.............................46
     SECTION 6.3  Indemnification, Exculpation and Insurance..................47
     SECTION 6.4  Fees and Expenses...........................................48
     SECTION 6.5  Public Announcements........................................48
     SECTION 6.6  Employee Benefits...........................................48
     SECTION 6.7  Increase of Authorized Common Stock.........................50
     SECTION 6.8  Company Shareholder Approval................................50
     SECTION 6.9  Regulation D................................................50

ARTICLE VII  CONDITIONS PRECEDENT.............................................50
     SECTION 7.1  Conditions to Each Party's Obligation to Effect the Merger..50
     SECTION 7.2  Conditions to Obligations of Parent and Merger Sub..........51
     SECTION 7.3  Conditions to Obligations of the Company....................52
     SECTION 7.4  Frustration of Closing Conditions...........................54
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ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER...............................54
     SECTION 8.1  Termination.................................................54
     SECTION 8.2  Effect of Termination.......................................55
     SECTION 8.3  Amendment...................................................57
     SECTION 8.4  Extension; Waiver...........................................57

ARTICLE IX  GENERAL PROVISIONS................................................57
     SECTION 9.1  Nonsurvival of Representations, Warranties and Agreements...57
     SECTION 9.2  Notices.....................................................57
     SECTION 9.3  Definitions.................................................58
     SECTION 9.4  Interpretation..............................................60
     SECTION 9.5  Counterparts................................................60
     SECTION 9.6  Entire Agreement; No Third-Party Beneficiaries..............60
     SECTION 9.7  Governing Law...............................................60
     SECTION 9.8  Assignment..................................................60
     SECTION 9.9  Consent to Jurisdiction.....................................60
     SECTION 9.10 Headings....................................................61
     SECTION 9.11 Severability................................................61
     SECTION 9.12 Enforcement.................................................61

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                                    EXHIBITS

Exhibit A  -  Certificate of Incorporation of Surviving Corporation
Exhibit B  -  Form of Certificate of Designation, Number, Voting Powers,
              Preferences and Rights of Parent's Series A Preferred Stock Exhibit C - Form of Registration Rights Agreement
Exhibit D  -  Form of Lock-Up Agreement
Exhibit E  -  Form of Legal Opinion of Counsel to the Company
Exhibit F  -  Form of Legal Opinion of Counsel to Parent
Exhibit G  -  Form of Director Indemnification Agreement
Exhibit H  -  Form of Sweeney Lock-Up and Voting Agreement
Exhibit I  -  Form of Sweeney Employment Agreement

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                             INDEX OF DEFINED TERMS


DEFINED TERMS                                         SECTION DEFINED
-------------                                         ---------------

Adjustment Event                                      Section 2.4
affiliate                                             Section 9.3(a)
Agreement                                             Preamble
Certificate of Designation                            Section 2.1(e)
Certificate of Merger                                 Section 1.3
Closing                                               Section 1.2
Closing Date                                          Section 1.2
Code                                                  Section 2.6(a)
Company                                               Preamble
Company Acquisition Proposal                          Section 5.3(a)
Company Certificate of Incorporation                  Section 2.1(c)
Company Common Stock                                  Recitals
Company Disclosure Schedule                           Article III
Company Financial Statements                          Section 3.5
Company IP Agreements                                 Section 3.14(g)
Company Material Contracts                            Section 3.6(b)
Company Preferred Stock                               Section 9.3(f)
Company Series A Preferred Stock                      Section 2.1(c)
Company Series B Preferred Stock                      Section 2.1(d)
Company Series C Preferred Stock                      Section 2.1(e)
Company Stock Certificates                            Section 2.3(a)
Common Stock Merger Consideration                     Section 2.1(f)
Company Stock Option                                  Section 2.6(a)
Company Stock Plans                                   Section 3.3(a)
Company Trade Secrets                                 Section 3.14(h)
Company Warrant                                       Section 2.7(a)
Company Undesignated Preferred Stock                  Section 3.3
Continuing Employees                                  Section 6.3(a)
DGCL                                                  Recitals
Dissenting Shares                                     Section 2.5
Director Indemnification Agreement                    Section 7.3(j)
Effective Time                                        Section 1.3
Employee Plans                                        Section 3.11(a)
Environmental Laws                                    Section 3.13(d)(i)
Environmental Permits                                 Section 3.13(d)(ii)
ERISA                                                 Section 3.11(a)
ERISA Affiliate                                       Section 3.11(a)
Exchange Act                                          Section 4.4(c)
Fairness Opinion                                      Section 7.2(f)
Fiduciary                                             Section 3.11(e)
GAAP                                                  Section 3.5

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Government Entities                                   Section 3.4(c)
Governmental Entity                                   Section 3.4(c)
Hazardous Substances                                  Section 3.13(d)(iii)
Indemnified Parties                                   Section 6.4(a)
Intellectual Property                                 Section 3.14(a)
IRS                                                   Section 3.11(g)
ISO                                                   Section 2.6(a)
knowledge                                             Section 9.3(e)
Letter of Transmittal                                 Section 2.3(b)
Liens                                                 Section 3.4(c)
Lock-Up Agreement                                     Section 2.1(g)
Lock-Up Period                                        Section 2.1(g)
material adverse change                               Section 9.3(b)
material adverse effect                               Section 9.3(b)
Merger                                                Recitals
Merger Consideration                                  Section 2.1(f)
Merger Sub                                            Preamble
NVGCL                                                 Recitals
Other Company Documents                               Section 3.8(c)
Other Parent Documents                                Section 4.8(c)
Parent                                                Preamble
Parent Acquisition Proposal                           Section 5.5
Parent Authorized Preferred Stock                     Section 4.3
Parent Common Stock                                   Section 4.3(a)
Parent Disclosure Schedule                            Article IV
Parent Employee Stock Options                         Section 4.3(b)
Parent IP Agreements                                  Section 4.14(g)
Parent Material Contracts                             Section 4.6(b)
Parent SEC Documents                                  Section 4.5
Parent Series A Preferred Stock                       Section 2.1(e)
Parent Stock Plans                                    Section 4.3(a)
Parent Trade Secrets                                  Section 4.14(h)
Permits                                               Section 3.8(a)
Company Permitted Liens                               Section 3.9(b)
Person                                                Section 9.3(c)
Preferred Stock Merger Consideration                  Section 2.1(e)
Release                                               Section 3.13(d)(iv)
Registration Rights Agreement                         Section 2.1(e)
Requisite Regulatory Approvals                        Section 7.1(b)
Restraints                                            Section 7.2(c)
Sarbanes Oxley Act                                    Section 4.24
SEC                                                   Section 4.5
Secretary                                             Section 1.3
Securities Act                                        Section 2.1(f)
Software                                              Section 3.14(a)
Sweeney Employment Agreement                          Section 7.3(l)

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Sweeney Lock-Up Agreement                             Section 7.3(k)
Subsidiary                                            Section 9.3(d)
Surviving Corporation                                 Section 1.1
Tangible Personal Property                            Section 3.20
Tax                                                   Section 3.10(i)(i)
Taxes                                                 Section 3.10(i)(i)
Tax Return                                            Section 3.10(i)(ii)
Third Party Rights                                    Section 3.14(d)

        AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") made and entered into on this 16th day of August 2004, by and among FRONT PORCH DIGITAL INC., a Nevada corporation ("PARENT"), FRONT PORCH MERGER CORP., a Delaware corporation and wholly-owned subsidiary of Parent ("MERGER SUB"), and MANAGEDSTORAGE INTERNATIONAL, INC., a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H:

        WHEREAS, each of Parent, Merger Sub and the Company desire Parent to consummate a business combination with the Company in a transaction whereby, upon the terms and subject to the conditions set forth in this Agreement, Merger Sub will merge with and into the Company (the "MERGER"), each outstanding share of Class A Common Stock, $.0001 par value per share, of the Company ("COMPANY COMMON STOCK") (other than shares cancelled and retired pursuant to Section 2.1(b) and Dissenting Shares and Company Preferred Stock (as defined herein), will be converted into the right to receive the Merger Consideration, and the Company will be the surviving corporation in the Merger;

        WHEREAS, the Board of Directors of the Company unanimously has determined and resolved that the Merger and all of the transactions contemplated by this Agreement are in the best interest of the holders of Company Common Stock and Company Preferred Stock and that the Merger is fair and advisable, and has approved this Agreement in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), and has further resolved unanimously to recommend to all holders of Company Common Stock and Company Preferred Stock that they authorize, approve and adopt this Agreement and the transactions contemplated hereby; and

        WHEREAS, the Board of Directors of Parent unanimously has determined and resolved that the Merger and all of the transactions contemplated by this Agreement are in the best interest of Parent and the holders of Parent Common Stock and has adopted this Agreement in accordance with the Nevada General Corporation Law, as amended (the "NVGCL") and Parent, as sole shareholder of Merger Sub, has adopted this Agreement in accordance with the DGCL.

        NOW, THEREFORE, in consideration of the mutual premises recited above and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

        SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger

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Sub shall be merged with and into the Company and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and, as such, the Company shall continue its corporate existence as a direct, wholly owned subsidiary of Parent under the laws of the State of Delaware, and the separate corporate existence of Merger Sub thereupon shall cease.

        SECTION 1.2 CLOSING. Subject to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions to consummation of the Merger contained in Article VII hereof, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., New York time, on a date to be specified by the parties (the "Closing Date"), which date shall not be later than the third business day next following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or, to the extent permitted by applicable law, waiver of those conditions), unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Pryor Cashman Sherman & Flynn, LLP, legal counsel to Parent, located at 410 Park Avenue, 10th Floor, New York, New York 10022 or at such other location as is agreed to by the parties hereto.

        SECTION 1.3 EFFECTIVE TIME. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the "SECRETARY") a certificate of merger (the "CERTIFICATE OF MERGER") duly executed and so filed in accordance with the DGCL and shall make all other filings and recordings required under the DGCL to effectuate the Merger and the transactions contemplated by this Agreement. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary, or at such subsequent date or time as Parent and the Company mutually shall agree and specify in the Certificate of Merger (the time the Merger becomes so effective being hereinafter referred to as the "EFFECTIVE TIME"). SECTION 1.4

        EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL.

        SECTION 1.5 CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION. The certificate of incorporation of the Surviving Corporation shall be amended and restated to read as set forth in EXHIBIT A attached hereto and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter amended or restated as provided therein or by applicable law. The by-laws of Merger Sub in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter amended or restated as provided therein or by applicable law.

        SECTION 1.6 DIRECTORS AND OFFICERS. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be and become the directors of the Surviving Corporation until their successors shall have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and the DGCL; provided that the board of directors of the Merger Sub shall be comprised of two (2) directors, consisting of Thomas P. Sweeney III and Paul McKnight. The officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be and become the officers of the Surviving Corporation until their successors shall have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.

                                   ARTICLE II

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

        SECTION 2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and automatically without any action on the part of any holder of capital stock of Parent, Merger Sub or the Company, respectively:

                (A) CAPITAL STOCK OF MERGER SUB. Each then outstanding share of common stock, no par value, of Merger Sub shall be converted into and become one duly authorized, validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

                (B) CANCELLATION OF TREASURY STOCK AND PARENT OWNED STOCK. Each share of Company Common Stock and Company Preferred Stock then issued and held in the Company's treasury and each share of Company Common Stock and Company Preferred Stock then owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent, shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                (C) SERIES A REDEEMABLE PREFERRED STOCK. Each share of the Series A Redeemable Preferred Stock, $.01 par value per share, of the Company ("COMPANY SERIES A PREFERRED STOCK") issued and outstanding immediately prior to the Effective Time (other than shares cancelled and retired pursuant to Section 2.1(b)), shall be converted into and become the right to receive, subject to
Section 2.2, two hundred (200) duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock. As a result of the conversion of the Company Series A Preferred Stock, such preferred stock shall cease to be outstanding and shall automatically be cancelled and retired.

                (D) SERIES B CONVERTIBLE PREFERRED STOCK. Each share of the Series B Convertible Preferred Stock, $.01 par value per share, of the Company ("COMPANY SERIES B PREFERRED STOCK") issued and outstanding immediately prior to the Effective Time (other than shares cancelled and retired pursuant to Section 2.1(b)), shall be converted into and become the right to receive, subject to
Section 2.2, twenty-seven and seven hundred eighty nine one thousandths (27.789) duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock. As a result of the conversion of the Company Series B Preferred Stock, such preferred stock shall cease to be outstanding and shall automatically be cancelled and retired.

                (E) SERIES C REDEEMABLE PREFERRED STOCK. Each share of the Series C Redeemable Preferred Stock, $.01 par value per share, of the Company ("COMPANY SERIES C PREFERRED STOCK") issued and outstanding immediately prior to the Effective Time (other than shares cancelled and retired pursuant to Section 2.1(b)), shall be converted into and become the right to receive, subject to
Section 2.2, one hundred eleven and six thousand forty two ten-thousandths (111.6042) duly authorized, validly issued, fully paid and nonassessable shares of Parent Series A Preferred Stock (collectively with the shares of Parent Common Stock issuable pursuant to the foregoing subparagraphs (c) and (d), the "PREFERRED STOCK MERGER CONSIDERATION"). As a result of the conversion of the Company Series C Preferred Stock, such preferred stock shall cease to be outstanding and shall automatically be cancelled and retired. Prior to the Effective Time, Parent shall authorize and create a series of preferred stock consisting of 2,500,000 shares, $.001 par value per share, designated as its "Series A Convertible Preferred Stock" (the "PARENT SERIES A PREFERRED STOCK"). The terms, limitations and relative rights and preferences of the Parent Series A Preferred Stock shall be set forth in the Certificate of Designation, Number, Voting Powers, Preferences and Rights of Series A Preferred Stock of the Company, in substantially similar form as EXHIBIT B attached hereto (the "CERTIFICATE OF DESIGNATION"), which Parent shall file with the Secretary of State of the State of Nevada immediately prior to the Effective Time. At the Effective Time, Parent and each holder of Parent Series A Preferred Stock shall enter into (i) the Registration Rights Agreement attached hereto as EXHIBIT C (the "REGISTRATION RIGHTS AGREEMENT"), and (ii) the Lock-up and Voting Agreement attached hereto as EXHIBIT D (the "LOCK-UP AGREEMENT").

                (F) COMPANY COMMON STOCK. Subject to the provisions of the last paragraph of this Section 2.1(f), each then outstanding share of Company Common Stock (but excluding shares cancelled and retired pursuant to Section 2.1(b) and Dissenting Shares), shall be converted into and become the right to receive, subject to Section 2.2, three thousand eighty nine ten-thousandths (0.3089) duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock (the "COMMON STOCK MERGER CONSIDERATION"). For the purposes of this Agreement, the term "MERGER CONSIDERATION" shall mean, collectively, the Common Stock Merger Consideration and the Preferred Stock Merger Consideration.

                (G) LOCK UP. Certain shares of Parent Series A Preferred Stock and Parent Common Stock issued as Merger Consideration and Shares of Parent Common Stock issued upon conversion of such Shares of Parent Series A Preferred Stock shall be subject to the Lock-Up Agreement and each certificate representing such shares shall bear the appropriate restrictive legend.

        SECTION 2.2 FRACTIONAL SHARES. No certificates representing fractional shares of Parent Common Stock or Parent Preferred Stock shall be issued upon the surrender for exchange of Company Stock Certificates, no dividend or distribution by Parent shall relate to such fractional share interests, and such fractional share interests shall not entitle the owner thereof to vote or to any rights as a shareholder of Parent. Further, no holder of a Company Stock Certificate who otherwise would have been entitled to receive in the Merger a fractional share interest in exchange for such Company Stock Certificate shall have the right to receive cash payment in lieu thereof. In lieu of any such fractional shares or cash payment, (x) any such fractional share interest greater than or equal to one-half of a share (0.5) shall be rounded up to the next whole share number, and (y) any such fractional share less than one-half of a share (0.5) shall be rounded down to the preceding whole share number and the certificates representing shares of Parent Common Stock or Parent Preferred Stock to be issued in the Merger shall reflect such adjustments.

        SECTION 2.3 EXCHANGE OF CERTIFICATES.

                (A) As soon as reasonably practicable after the Effective Time, Parent shall mail to each holder of record of a certificate (or certificates) which immediately prior to the Effective Time represented outstanding shares of Company Common Stock or Company Preferred Stock (the "Company Stock Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Stock Certificate(s) shall pass, only upon delivery of the Company Stock Certificate(s) (or affidavits of loss in lieu of such certificates) (the "Letter of Transmittal") to the Parent and shall be in such form and have such other provisions as Parent reasonably may specify, and (ii) instructions for use thereof in surrendering Company Stock Certificate(s) in exchange for the Merger Consideration. Upon surrender to the Parent of a Company Stock Certificate in proper form for cancellation, together with a duly executed letter of transmittal, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor (i) a certificate (or certificates) representing such whole number of shares of Parent Common Stock and/or Parent Series A Preferred Stock as such holder is entitled to receive pursuant to Article II in such denominations and registered in such names as such holder may request. The shares represented by the Company Stock Certificate so surrendered shall forthwith be cancelled. Without limiting the generality of the foregoing (and notwithstanding any other provisions of this Agreement), no interest shall be paid or accrued in respect of any of the Merger Consideration payable to holders of Company Common Stock or Company Preferred Stock in accordance with this
Article II. The Letter of Transmittal shall provide (A) procedures for holders whose Company Stock Certificates are lost, stolen or destroyed to receive the Merger Consideration, and (B) procedures for the transfer of ownership of shares of the Company Common Stock or Company Preferred Stock that is not registered on the stock transfer books and records of the Company. Until surrendered in accordance with this Section 2.3 and as specified in the Letter of Transmittal, each Company Stock Certificate shall be deemed at all times from and after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

                (B) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time in respect of shares of Parent Common Stock or Parent Series A Preferred Stock having a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate until the holder shall surrender such Company Stock Certificate as provided in this Section 2.3. Subject to applicable law, following surrender of any such Company Stock Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock or Parent Series A Preferred Stock issued in exchange therefor, in each case without any interest thereon, (i) at the time of such surrender, the amount of dividends or other distributions, if any, having a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock or Parent Series A Preferred Stock and not paid, less the amount of all required withholding Taxes in respect thereof, and (ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions having a record date after the Effective Time but prior to the date of such surrender and having a payment date subsequent to the date of such surrender and payable with respect to such whole shares of Parent Common Stock or Parent Series A Preferred Stock, less the amount of all required withholding Taxes in respect thereof.

                (C) All shares of Parent Common Stock or Parent Series A Preferred Stock issued upon surrender of Company Stock Certificates in accordance with this Article II and as specified in the Letter of Transmittal shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock or Company Preferred Stock represented thereby and, as of the Effective Time, the stock transfer books and records of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books and records of the Company of shares of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are properly presented to the Surviving Corporation for any reason (but otherwise in accordance with this Article II and as specified in the Letter of Transmittal), they shall be cancelled and exchanged for the Merger Consideration as provided in this Section 2.3.

        SECTION 2.4 CERTAIN ADJUSTMENTS. If, after the date hereof and prior to the Effective Time and to the extent permitted by this Agreement, the outstanding shares of

Parent Common Stock, Company Common Stock or Company Preferred Stock shall be changed into a different number, class or series of shares by reason of any reclassification, recapitalization or combination, forward stock split, reverse stock split, stock dividend or rights issued in respect of such stock, or any similar event shall occur (any such action, an "ADJUSTMENT EVENT"), the Merger Consideration shall be adjusted correspondingly to provide to the holders of Company Common Stock or Company Preferred Stock, as the case may be, the right to receive shares of Parent Common Stock and/or Parent Series A Preferred stock having the same economic value as contemplated by this Agreement immediately prior to such Adjustment Event and Parent's payment obligations likewise shall be correspondingly adjusted such that it shall be required to pay and deliver not more than the aggregate Merger Consideration contemplated by this Agreement.

        SECTION 2.5 SHARES OF DISSENTING SHAREHOLDERS. Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock or Company Preferred Stock that are outstanding as of the Effective Time and that are held by a shareholder who has properly exercised his appraisal rights under Section 262 of the DGCL (the "DISSENTING SHARES") shall not be converted into the right to receive the Merger Consideration; PROVIDED, HOWEVER, if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to dissent from the Merger under the DGCL and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the DGCL, each share of such holder's Company Common Stock or Company Preferred Stock, as the case may be, thereupon shall be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without any interest thereon, the Merger Consideration in accordance with Article II. The Company shall give Parent prompt written notice of (i) all demands for appraisal or payment for shares of Company Common Stock received by the Company prior to the Effective Time in accordance with the DGCL, and (ii) any settlement or offer to settle any such demands.

        SECTION 2.6 STOCK OPTIONS.

                (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "COMPANY STOCK OPTION") shall be automatically amended to constitute an option to acquire such Common Stock Merger Consideration as the holder of such Company Stock Option would have been entitled to receive in the Merger had such holder exercised such Company Stock Option in full immediately prior to the Effective Time; PROVIDED, HOWEVER, that with respect to any Company Stock Option which is an incentive stock option (an "ISO") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "CODE"), the determination of the exercise price, number of shares purchasable and terms and conditions of vesting shall in all respects comply with Section 424(a) of the Code; PROVIDED, FURTHER, that it is intended in all events for each such Company Stock Option which is an ISO to be treated in such a manner as to preserve such treatment.

                (b) As promptly as practicable after the Effective Time, Parent shall deliver to each holder of a Company Stock Option a notice that accurately reflects the changes to such options as contemplated by subsection
(a) of this Section 2.6.

                (c) Parent shall take all corporate actions necessary to reserve for issuance such number of shares of Parent Common Stock as will be necessary to satisfy exercises in full or after the Effective Time all Company Stock Options which, as of the Effective Time, became options to acquire Common Stock Merger Consideration. Parent shall also use its best efforts to ensure that all ISO's continue to qualify as such at all times after the Effective Time.

        SECTION 2.7 WARRANTS.

                (a) At the Effective Time, each outstanding warrant to purchase shares of Company Common Stock (a "COMPANY COMMON WARRANT") set forth on Section 2.7 of the Company Disclosure Schedule hereof shall be automatically amended to constitute a warrant to acquire such Common Stock Merger Consideration as the holder of such Company Common Warrants would have been entitled to receive in the Merger had such holder exercised such Company Common Warrant in full immediately prior to the Effective Time.

                (b) At the Effective Time, each outstanding warrant to purchase shares of Company Series C Preferred Stock (a "COMPANY PREFERRED STOCK WARRANT") and, together with the Company Common Warrants, the "COMPANY WARRANTS") set forth on Section 2.7 of the Company Disclosure Schedule hereof shall be automatically amended to constitute a warrant to acquire ninety six and five thousand seven hundred seventy four ten-thousandths (96.5774) shares of Parent Series A Preferred Stock, subject to adjustment pursuant to Section 2.4 hereof for every one share into which such Company Preferred Stock Warrant was exercisable as of immediately prior to the Effective Time.

                (c) As promptly as practicable after the Effective Time, Parent shall deliver to each holder of a Company Warrant a notice that accurately reflects the Merger Consideration each such holder is entitled to receive upon the exercise of such holder's Company Warrant.

                (d) Parent shall take all corporate actions necessary to reserve for issuance such number of shares of Parent Common Stock and Parent Series A Preferred Stock as will be necessary to satisfy exercises in full after the Effective Time of all Company Warrants which, as of the Effective Time, became warrants to acquire Common Stock Merger Consideration or Preferred Stock Merger Consideration.

        SECTION 2.8 TAX-FREE REORGANIZATION. The Merger is intended to qualify as a reorganization described in Section 368(a)(1)(B) of the Code, and the parties hereto agree not take any action which could result in the Merger failing to so qualify. The parties hereto further agree to report the Merger for all purposes as a reorganization under Section 368 of the Code, and that this Agreement is intended to be a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth on the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement which hereby is incorporated by reference in and constitutes an integral part of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company hereby represents and warrants to Parent and Merger Sub as follows:

        SECTION 3.1 ORGANIZATION, STANDING AND CORPORATE POWER.

                (a) Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as presently being conducted. Each of the Company and its subsidiaries is duly qualified or licensed to conduct business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company.

                (b) The Company has delivered or made available to Parent prior to the execution of this Agreement complete and correct copies of the certificate of incorporation and by-laws of the Company and its subsidiaries, each as in effect at the date of this Agreement.

        SECTION 3.2 SUBSIDIARIES. Section 3.2 of the Company Disclosure Schedule lists the names and jurisdiction of incorporation or organization of all the subsidiaries of the Company, whether consolidated or unconsolidated. The outstanding securities of the subsidiaries of Company are set forth in Section
3.2 of the Company Disclosure Schedules and all outstanding shares of capital stock of, or other equity interests in, each such subsidiary: (i) have been duly authorized, validly issued and are fully paid and nonassessable and (ii) are owned directly or indirectly by Company, free and clear of all Liens. Except as set forth above or in Section 3.2 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock of or other equity or voting interests in any person.

        SECTION 3.3 CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, 50,000 shares of Company Series A Preferred Stock, 650,000 shares of Company Series B Preferred Stock, 24,500 shares of Company Series C Preferred Stock, and 5,000,000 shares of undesignated preferred stock, $.01 par value ("COMPANY UNDESIGNATED PREFERRED STOCK"). As of the date hereof:

                (a) (i) 71,010,323 shares of Company Common Stock are issued and outstanding; (ii) no shares of Company Common Stock are held by the Company in its treasury and no shares of Company Common Stock are held by subsidiaries of the Company; (iii) 10,669,553 shares of Company Common Stock were reserved for issuance pursuant to any plans, agreements and arrangements providing for equity-based compensation to any director, employee, consultant or independent contractor of the Company or any of its subsidiaries (collectively, the "COMPANY STOCK PLANS"), of which 7,657,829 shares are subject to outstanding Company Stock Options and/or have been granted in the form of restricted stock or issued upon exercise of options and (iv) 656,257 warrants to purchase shares of Company Common Stock are issued and outstanding;

                (b)     (i)     50,000 shares of Company Series A Preferred
Stock are issued and outstanding, (ii) 650,000 shares of Company Series B Preferred Stock are issued and outstanding, (iii) 22,109 shares of Company Series C Preferred Stock are issued and outstanding, and (iv) warrants to purchase 342 shares of Company Series C Preferred Stock are issued and outstanding;

                (c) The Company has delivered to Parent a true and complete list, as of the close of business on the date hereof, of all outstanding Company Stock Options, the number of shares subject to each such Company Stock Option, the grant date, exercise price, term and vesting schedule of each such Company Stock Option and the names of the holders thereof.

                (d) Except as set forth on Section 3.3 of the Company Disclosure Schedule, all outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights created by statute, the Company's Certificate of Incorporation (the "COMPANY CERTIFICATE OF INCORPORATION") or any agreement to which the Company is a party or by which the Company may be bound. Except as set forth in this Section and except for changes since the date of this Agreement resulting from the exercise of Company Stock Options outstanding on such date, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the

Company, and (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock of the Company.

        SECTION 3.4 AUTHORITY; NONCONTRAVENTION.

                (a) The Company has the corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Except for any required approval by the Company's shareholders in connection with the consummation of the Merger, all corporate acts and proceedings required to be taken by or on the part of the Company to authorize the Company to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby have been duly and validly taken. This Agreement constitutes a valid and binding agreement of the Company.

                (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in a violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation under (i) any provision of the Company Certificate of Incorporation, (ii) any material loan or credit agreement, note, mortgage, indenture, lease or other material agreement or (iii) material instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

                (c) The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company require no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any governmental body, court, agency, official or authority (each, a "GOVERNMENTAL ENTITY", collectively "GOVERNMENT ENTITIES") other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

                (d) The execution and delivery of this Agreement and the consummation of the Merger will not result in the creation of any pledges, claims, liens, charges, encumbrances, adverse claims, mortgages and security interests of any kind or nature whatsoever (collectively, "LIENS") upon any asset of the Company.

                (e) Except as set forth in Section 3.4(e) of the Company Disclosure Schedule, no consent, approval, waiver or other action by any person (other than the Governmental Entities referred to in (c) above) under any Company Material Contract is required or necessary for, or made necessary by reason of, the execution, delivery and performance of this Agreement by the Company or the consummation of the Merger.

        SECTION 3.5 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

                (a) The Company has furnished to the Parent true, correct and complete copies of: (i) audited balance sheet of the Company as of December 31, 2002 and unaudited balance sheets of the Company as of December 31, 2003 and June 30, 2004 reviewed by the Company's independent accountants; (ii) an audited income statement of the Company for the fiscal year ended December 31, 2002 and unaudited income statements of the Company for the fiscal year ended December 31, 2003 and for the three (3) and six (6) month periods ended June 30, 2004 reviewed by the Company's independent accountants and (iii) an audited statement of cash flows of the Company for the fiscal year ended December 31, 2002 and unaudited statements of cash flows of the Company for the fiscal year ended December 31, 2003 and for the three (3) and six (6) month periods ended June 30, 2004 reviewed by the Company's independent accountants (collectively, the "Company Financial Statements"). The Company Financial Statements have been prepared by the Company on the basis of the books and records maintained by the Company in the ordinary course of business in a manner consistently used and applied throughout the periods involved. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") and fairly present in all material respects the financial condition of the Company and its subsidiaries as at the respective dates thereof, except that the Company's reviewed balance sheet as of June 30, 2004 and its income statements and statements of cash flows for the three (3) and six (6) month periods then ended do not contain footnotes and are subject to normal year end adjustments in the ordinary course of business.

                (b) Except for liabilities (i) set forth in Section 3.5 of the Company Disclosure Schedule, (ii) reflected in the Company Financial Statements or described in any notes thereto (or for which neither accrual nor footnote disclosure is required pursuant to GAAP), or (ii) incurred in the ordinary course of business, consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature.

        SECTION 3.6 MATERIAL CONTRACTS.

                (a) Each Company Material Contract is valid and binding on and enforceable against the Company (or, to the extent a subsidiary is a party, such subsidiary) and, to the knowledge of the Company, each other party thereto and is in full force and effect. Neither the Company nor any of its subsidiaries is in breach or default under any Company Material Contract. Neither the Company nor any of its subsidiaries knows of, and has not received notice of, any violation or default under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Company Material Contract by any other party thereto. Prior to the date hereof, the Company has made available to Parent true and complete copies of all Company Material Contracts.

                (b) As used in this Agreement, "COMPANY MATERIAL CONTRACTS" shall mean any contract, license agreement, commitment, lease, or restriction of any kind to which the Company is a party or by which the Company or any of its subsidiaries is bound or to which any of the Company's or any of its subsidiaries' assets are subject which involve payments to or from the Company of at least $100,000.

        SECTION 3.7 ABSENCE OF CERTAIN CHANGES. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as set forth in Section 3.7 of the Company Disclosure Schedule, (i) since December 31, 2003, there has not been any material adverse change in the Company or any of its subsidiaries or any event which either individually or when aggregated with other event(s) has or reasonably would be expected to have a material adverse effect on the Company or any of its subsidiaries taken as a whole, and (ii) there are not, to the Company's knowledge, any facts, circumstances or events that make it reasonably likely that the Company will not be able to fulfill its obligations under this Agreement in all material respects.

        SECTION 3.8 PERMITS; COMPLIANCE WITH APPLICABLE LAWS.

                (a) The Company and its subsidiaries own and/or possess all material permits, licenses, variances, authorizations, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the business of the Company and its subsidiaries (the "PERMITS") as presently conducted. The Company and its subsidiaries is in compliance in all material respects with the terms of the Permits and all the Permits are in full force and effect and no suspension, modification or revocation of any of them is pending or, to the knowledge of the Company, threatened nor, to the knowledge of the Company, do grounds exist for any such action.

                (b) Each of the Company and its subsidiaries is in compliance in all material respects with all applicable statutes, laws, regulations, ordinances, Permits, rules, writs, judgments, orders, decrees and arbitration awards of each Governmental Entity applicable to the Company or any of its subsidiaries.

                (c) Except for filings with respect to Taxes, which are the subject of Section 3.10 and not covered by this Section 3.8(c), the Company and each of its subsidiaries has timely filed all regulatory reports, schedules, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that they were required to file with each Governmental Entity (the "OTHER COMPANY DOCUMENTS"), and have timely paid all fees and assessments, if any, due and payable in connection therewith, except where the failure to make such payments and filings individually or in the aggregate would not have a material adverse effect on the Company.

        SECTION 3.9 ABSENCE OF LITIGATION. Section 3.9 of the Company Disclosure Schedule contains a true and current summary description of each pending and, to the Company's knowledge, threatened litigation, action, suit, case, proceeding, investigation or arbitration. Except as set forth in Section 3.9 of the Company Disclosure Schedule, no action, inquiry, demand, charge, requirement or investigation by any Governmental Entity and no litigation, action, suit, case, proceeding, investigation or arbitration by any person or Governmental Entity, in each case with respect to the Company or any of its subsidiaries or any of their respective properties or Permits, is pending or, to the knowledge of the Company, threatened.

        SECTION 3.10 TAX MATTERS.

                (a) Each of the Company and its subsidiaries has (i) filed with the appropriate Governmental Entities all United States federal income and other material Tax Returns required to be filed by it (giving effect to all extensions) and such Tax Returns are true, correct and complete in all material respects; (ii) paid in full all United States federal income and other material Taxes required to have been paid by it; and (iii) made adequate provision for all accrued Taxes not yet due. The accruals and provisions for Taxes reflected in the Company Financial Statements are adequate in accordance with GAAP for all Taxes accrued or accruable through the date of such statements.

                (b) As of the date of this Agreement, no Federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has received a written notice of any material pending or proposed claims, audits or proceedings with respect to Taxes.

                (c) No deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted, or assessed in writing by any Governmental Entity against, or with respect to, the Company or any of its subsidiaries. There is no action, suit or audit now in progress, pending or, to the knowledge of the Company, threatened against or with respect to the Company or any of its subsidiaries with respect to any material Tax.

                (d) Neither the Company nor any of its subsidiaries has been included in any "consolidated," "unitary" or "combined" Tax Return (other than Tax Returns which include only the Company) provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable year.

                (e) No election under Section 341(f) of the Code has been made by the Company or any of its subsidiaries.

                (f) No claim has been made in writing by any Governmental Entities in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that the Company is, or may be, subject to taxation by that jurisdiction.

                (g) Each of the Company and its subsidiaries has made available to Parent correct and complete copies of (i) all of its material Tax Returns filed within the past three (3) years, (ii) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity within the past three (3) years relating to the Federal, state, local or foreign Taxes due from or with respect to the Company or any of its subsidiaries, and (iii) any closing letters or agreements entered into by the Company with any Governmental Entities within the past three (3) years with respect to Taxes.

                (h) Neither the Company nor any of its subsidiaries has received any notice of deficiency or assessment from any Governmental Entity for any amount of Tax that has not been fully settled or satisfied, and to the knowledge of the Company, no such deficiency or assessment is proposed.

                (i)     For purposes of this Agreement:

                        (i) "TAX" or "TAXES" shall mean shall mean all federal, state, county, local, foreign and other taxes of any kind whatsoever (including, without limitation, income, profits, premium, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, license, stamp, environmental, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing.

                        (ii) "TAX RETURN" shall mean any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendments thereof.

        SECTION 3.11 EMPLOYEE BENEFIT PLANS.

                (a) Section 3.11 of the Company Disclosure Schedule contains a true and complete list of all pension, stock option, stock purchase, benefit, welfare, profit-sharing, retirement, disability, vacation, severance, hospitalization, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, funds, programs or arrangements, whether written or oral, in each of the foregoing cases which
(i) covers, is maintained for the benefit of, or relates to any or all current or former employees of the Company or any of its subsidiaries and any other entity ("ERISA AFFILIATE") related to the Company under Section 414(b), (c), (m) and (o) of the Code and (ii) is not a "multiemployer plan" as defined in Section 3(37) or Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 414 of the Code (the "EMPLOYEE PLANS").
Section 3.11 of the Company Disclosure Schedule identifies and includes but is not limited to, each of the Employee Plans that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. Neither the Company, any of its subsidiaries nor any ERISA Affiliate of the Company or any of its subsidiaries has any commitment or formal plan, whether or not legally binding, to create any additional employee benefit plan or modify or change any existing Employee Plan other than as may be required by the express terms of such Employee Plan or applicable law.

                (b) With respect to each Employee Plan that has been qualified or is intended to be qualified under the Code or that is an "Employee Benefit Plan" within the meaning of Section 3.3 of ERISA, such Employee Plan has been duly approved and adopted by all necessary and appropriate action of the Board of Directors of the Company (or a duly constituted committee thereof).

                (c) With respect to the Employee Plans, all required contributions for all periods ending before the Closing Date have been or will be paid in full by the Closing Date. Subject only to normal retrospective adjustments in the ordinary course, all required insurance premiums have been or will be paid in full with regard to such Employee Plans for policy years or other applicable policy periods ending on or before the Closing Date by the Closing Date. As of the date hereof, none of the Employee Plans has unfunded benefit liabilities, as defined in Section 4001(a)(16) of ERISA.

                (d)     The Company has no "multi-employer plans," as defined in
Section 3(37) or Section 4001(a)(3) of ERISA or Section 414 ("MULTI-EMPLOYER PLANS"), and never has had any such plans.

                (e) With respect to each Employee Plan (i) no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code have occurred or are expected to occur as a result of the Merger or the transactions contemplated by this Agreement, (ii) no action, suit, grievance, arbitration or other type of litigation, or claim with respect to the assets of any Employee Plan (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) is pending or, to the knowledge of the Company, threatened or imminent against the Company, any ERISA Affiliate or any fiduciary, as such term is defined in Section 3(21) of ERISA ("FIDUCIARY"), including, but not limited to, any action, suit, grievance, arbitration or other type of litigation, or claim regarding conduct that allegedly interferes with the attainment of rights under any Employee Plan. To the knowledge of the Company, neither the Company, nor its directors, officers, employees or any Fiduciary has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such plan. None of the Employee Plans is subject to any pending investigations or to the knowledge of the Company threatened investigations from any Governmental Agencies who enforce applicable laws under ERISA and the Code.

                (f) Each of the Employee Plans is, and has been, operated in accordance with its terms and each of the Employee Plans, and administration thereof, is, and has been, in all material respects in compliance with the requirements of any and all applicable statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, ERISA and the Code. All required reports and descriptions of the Employee Plans (including but not limited to Form 5500 Annual Reports, Form 1024 Application for Recognition of Exemption Under Section 501(a), Summary Annual Reports and Summary Plan Descriptions) have been timely filed and distributed as required by ERISA and the Code. Any notices required by ERISA or the Code or any other state or federal law or any ruling or regulation of any state or federal administrative agency with respect to the Employee Plans, including but not limited to any notices required by Section 4980B of the Code, have been appropriately given.

                (g) The Internal Revenue Service (the "IRS") has issued a favorable determination letter or opinion letter with respect to each Employee Plan intended to be "qualified" within the meaning of Section 401(a) of the Code that has not been revoked and, to the knowledge of the Company, no circumstances exist that could adversely affect the qualified status of any such plan and the exemption under Section 501(a) of the Code of the trust maintained thereunder. Each Employee Plan intended to satisfy the requirements of Section 125, 501(c)(9) or 501(c)(17) of the Code has satisfied such requirements in all material respects.

                (h) With respect to each Employee Plan to which the Company or any ERISA Affiliate made, or was required to make, contributions on behalf of any employee during the five-year period ending on the last day of the most recent plan year end prior to the Closing Date, (i) no liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and (ii) to the knowledge of the Company, no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability and (iii) the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits. No Employee Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recently ended fiscal year.

                (i) Except as set forth in Section 3.11 of the Company Disclosure Schedule, no Employee Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by Section 4980B of the Code, Section 601 of ERISA or other applicable law, (ii) death benefits under any "pension plan," (iii) benefits the full cost of which is borne by the employee (or his beneficiary) or (iv) Employee Plans that can be amended or terminated by the Company without consent. The Company does not have any current or projected liability with respect to post-employment or post-retirement welfare benefits for retired, former, or current employees of the Company.

                (j) No material amounts payable under the Employee Plans will fail to be deductible for Federal income tax purposes by virtue of Section 162(m) of the Code.

                (k) To the extent that the Company is deemed to be a fiduciary with respect to any Plan that is subject to ERISA, the Company (i) during the past five years has complied with the requirements of ERISA and the Code in the performance of its duties and responsibilities with respect to such employee benefit plan and (ii) has not knowingly caused any of the trusts for which it serves as an investment manager, as defined in Section 3(38) of ERISA, to enter into any transaction that would constitute a "prohibited transaction" under Section 406 of ERISA or Section 4975 of the Code, with respect to any such trusts, except for transactions that are the subject of a statutory or administrative exemption.

                (l) No person will be entitled to a "gross up" or other similar payment in respect of excise taxes under Section 4999 of the Code with respect to the transactions contemplated by this Agreement.

                (m) None of the Employee Plans have been completely or partially terminated and none has been the subject of a "reportable event" as that term is defined in Section 4043 of ERISA. No amendment has been adopted which would require the Company or any ERISA Affiliate to provide security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code.

        SECTION 3.12 LABOR MATTERS.

                (a) With respect to employees of the Company or its subsidiaries: (i) to the knowledge of the Company, no senior executive or key employee has any plans to terminate employment with the Company or any of its subsidiaries; (ii) there is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any other comparable Governmental Entity;
(iii) there is no demand for recognition made by any labor organization or petition for election filed with the National Labor Relations Board or any other comparable Governmental Entity; (iv) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the knowledge of Company, no claims therefor have been threatened other than grievances or arbitrations incurred in the ordinary course of business; (v) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby will not give rise to termination of any existing collective bargaining agreement or permit any labor organization to commence or initiate any negotiations in respect of wages, hours, benefits, severance or working conditions under any such existing collective bargaining agreements; and (vi) there is no litigation, arbitration proceeding, governmental investigation, administrative charge, citation or action of any kind pending or, to the knowledge of the Company, proposed or threatened against the Company relating to employment, employment practices, terms and conditions of employment or wages, benefits, severance and hours.

                (b) Section 3.12(b) of the Company Disclosure Schedule lists the name, title, date of employment and current annual salary of each current salaried employee whose annual salary exceeds $100,000. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) result in any payment (including severance, unemployment compensation, tax gross-up, bonus or otherwise) becoming due to any current or former director, employee or independent contractor of the Company or any of its subsidiaries, from the Company or any of its subsidiaries under any Employee Plan or other agreement, (ii) materially increase any benefits otherwise payable under any Employee Plan or other agreement, or (iii) result in the acceleration of the time of payment, exercise or vesting of any such benefits.

                (c) Section 3.12(c) of the Company Disclosure Schedule sets forth all contracts, agreements, plans or arrangements covering any employee of the Company or its subsidiaries containing "change of control," "stay-put," transition, retention, severance or similar provisions, and sets forth the names and titles of all such employees, the amounts payable under such provisions, whether such provisions would become payable as a result of the Merger and the transactions contemplated by this Agreement, and when such amounts would be payable to such employees, all of which are in writing, have heretofore been duly approved by the Company's Board of Directors, and true and complete copies of all of which have heretofore been delivered to Parent. There is no contract, agreement, plan or arrangement (oral or written) covering any employee of the Company that individually or collectively could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

        SECTION 3.13 ENVIRONMENTAL MATTERS. Except for such matters which would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company or are listed in Section 3.13 of the Company Disclosure Schedule:

                (a) COMPLIANCE. (i) The Company and its subsidiaries are in compliance in all material respects with all applicable Environmental Laws; (ii) neither the Company nor any of its subsidiaries has received any written communication from any person or governmental entity that alleges that the Company or any of its subsidiaries is not in compliance with applicable Environmental Laws; and (iii) there have not been any Releases of Hazardous Substances by the Company or any of its subsidiaries, or, by any other party, at any property currently or formerly owned or operated by the Company or any of its subsidiaries that occurred during the period of the Company's or any of its subsidiaries' ownership or operation of such property.

                (b) ENVIRONMENTAL PERMITS. The Company and its subsidiaries have all Environmental Permits necessary for the conduct and operation of its business, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Company or its subsidiaries are in compliance with all terms and conditions of all such Environmental Permits and is not required to make any expenditure in order to obtain or renew any Environmental Permits.

                (c) ENVIRONMENTAL CLAIMS. There are no Environmental Claims pending or, to the Company's knowledge, threatened, against the Company, or against any real or personal property or operation that the Company owns, leases or manages.

                (d)     As used in this Agreement:

                        (i) "ENVIRONMENTAL LAWS" shall mean any and all binding and applicable local, municipal, state, federal or international law, statute, treaty, directive, decision, judgment, award, regulation, decree, rule, code of practice, guidance, order, direction, consent, authorization, permit or similar requirement, approval or standard concerning (A) occupational, consumer and/or public health and safety, and/or (B) environmental matters (including clean-up standards and practices), with respect to buildings, equipment, soil, sub-surface strata, air, surface water, or ground water, whether set forth in applicable law or applied in practice, whether to facilities such as those of the Company Properties in the jurisdictions in which the Company Properties are located or to facilities such as those used for the transportation, storage or disposal of Hazardous Substances generated by the Company or otherwise.

                        (ii) "ENVIRONMENTAL PERMITS" shall mean Permits required by Environmental Laws.

                        (iii) "HAZARDOUS SUBSTANCES" shall mean any and all dangerous substances, hazardous substances, toxic substances, radioactive substances, hazardous wastes, special wastes, controlled wastes, oils, petroleum and petroleum products, hazardous chemicals and any other materials which are regulated by the Environmental Laws or otherwise found or determined to be potentially harmful to human health or the environment.

                        (iv) "RELEASE" shall mean any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing of Hazardous Substances (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Substances) into the environment.

        SECTION 3.14 INTELLECTUAL PROPERTY.

                (a) Section 3.14(a) of the Company Disclosure Schedule sets forth, for the Intellectual Property (as defined below) owned or purported to be owned by the Company or any of its subsidiaries, a complete and accurate list of all U.S. and foreign (i) patents and patent applications, (ii) trademarks and service marks which are registered or the subject of an application for registration and material unregistered trademarks or service marks , (iii) copyrights which are registered or the subject of an application for registration, and (iv) Internet domain names. The Company or one of its subsidiaries owns or has the valid right to use all patents and patent applications, patent rights, trademarks, service marks, trademark or service mark registrations and applications, trade names, logos, designs, Internet domain names, slogans and general intangibles of like nature, together with all goodwill related to the foregoing, copyrights, copyright registrations, renewals and applications, Software (as defined below), technology, inventions, discoveries, trade secrets and other confidential information, know-how, proprietary processes, designs, processes, techniques, formulae, algorithms, models and methodologies, licenses, and all other proprietary rights (collectively, the "INTELLECTUAL PROPERTY") that it owns or purports to own or is licensed to Company in a manner sufficient for the conduct of the business of the Company as it currently is conducted. "SOFTWARE" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) the technology supporting and content contained on any owned or operated Internet site(s), and (v) all documentation, including user manuals and training materials, relating to any of the foregoing.

                (b) All of the Intellectual Property owned or purported to be owned by the Company or any of its subsidiaries is free and clear of all Liens. The Company or one of its subsidiaries is listed in the records of the appropriate United States, state or foreign agency as, the sole owner of record for each patent and patent application and trademark, service mark and copyright which is registered or the subject of an application for registration that is listed in Section 3.14(a) of the Company Disclosure Schedule.

                (c) All of the patents, patent applications, trademarks, service marks and copyrights owned or purported to be owned by Company which have been issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or in any similar office or agency anywhere in the world, including, but not limited to the items listed in Section 3.14(a) of the Company Disclosure Schedule are subsisting, enforceable, in full force and effect, and have not been cancelled, expired, abandoned or otherwise terminated and all renewal fees in respect thereof have been duly paid and are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) and are, to the Company's knowledge, valid. There is no pending or, to the Company's knowledge, threatened opposition, interference, invalidation or cancellation proceeding before any court or registration authority in any jurisdiction against any of the items listed in Section 3.14(a) of the Company Disclosure Schedule or, to the Company's knowledge, against any other Intellectual Property used by the Company or its subsidiaries.

                (d) The conduct of the Company's or each of its subsidiaries' business as currently conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe), dilute, misappropriate or otherwise violate (i) any Intellectual Property owned or controlled by any third party ("THIRD PARTY RIGHTS"), other than the rights of any third party under any patent, or (ii) to the Company's knowledge, the rights of any third party under any patent. There are no pending, or, to the knowledge of the Company, threatened claims against the Company or any of its subsidiaries alleging that the operation of the business as currently conducted, infringes on or conflicts with any Third Party Rights.

                (e) To the Company's knowledge, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned or purported to be owned by or licensed to or by the Company or its subsidiaries and no such claims have been made against a third party by the Company or any of its subsidiaries.

                (f) Each material item of Software, which is used by the Company or any of its subsidiaries in connection with the operation of its business as currently conducted, is either (i) owned by the Company or any of its subsidiaries, (ii) currently in the public domain or otherwise available to the Company without the need of a license, lease or consent of any third party, or (iii) used under rights granted to the Company or any of its subsidiaries pursuant to a written agreement, license or lease from a third party.

                (g) Section 3.14(g) of Company Disclosure Schedule sets forth a complete list of all agreements under which the Company or any of its subsidiaries is granted rights to acquire or use the Intellectual Property of a third party (other than shrink-wrap general purpose software) (the "COMPANY IP AGREEMENTS"). Except as set forth in Section 3.14(g) of Company Disclosure Schedule, the Company is not under any obligation to pay royalties or other payments in connection with any Company IP Agreement, nor restricted from assigning its rights respecting Intellectual Property nor will the Company otherwise be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any Company IP Agreement. Each Company IP Agreement is in full force and effect and has not been amended. Neither the Company nor, to the knowledge of the Company, any other party thereto, is in default or breach under any such Company IP Agreement. No event has occurred which, with the passage of time or the giving of notice or both, would cause a breach of or default by the Company under any of the Company IP Agreements and, to the knowledge of the Company, there is no breach or anticipated breach by any other party to any Company IP Agreement.

                (h) To the Company's knowledge, the Products do not intentionally contain any "viruses", "time-bombs", "key-locks", or any other devices intentionally created that could disrupt or interfere with the operation of the Products or the integrity of the data, information or signals they produce in a manner adverse to the Company, any of its subsidiaries or any licensee or recipient.

                (i) To the Company's knowledge, neither the Company nor any of its subsidiaries has embedded any open source, copyleft or community source code in any of its Products which are generally available or in development, including but not limited to any libraries or code licensed under the GNU General Public License, GNU Lesser General Public License or similar license arrangement.

        SECTION 3.15 INSURANCE MATTERS. The Company and its subsidiaries have all material primary insurance providing insurance coverage that is customary in amount and scope for other companies in the industry in which the Company and its subsidiaries operate. All such policies are in full force and effect, all premiums due and payable thereon have been paid and no written or oral notice of cancellation or termination has been received and is outstanding.

        SECTION 3.16 TRANSACTIONS WITH AFFILIATES. Except as set forth on
Section 3.16 of the Company Disclosure Schedule, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its subsidiaries to, and neither the Company nor any of its subsidiaries is otherwise a creditor of or debtor to, or a party to any transaction or agreement with, any stockholder, director, employee or affiliate of the Company or any of its subsidiaries, other than (i) transactions or agreements with Parent or its subsidiaries or their respective affiliates, stockholders, directors or executive officers, or (ii) as part of the normal and customary terms of such persons' employment or service as a director with the Company or any of its subsidiaries.

        SECTION 3.17 VOTING REQUIREMENTS. The affirmative vote (in person or by duly authorized and valid proxy at a Company shareholders' meeting or by written consent) of the holders of a majority of the outstanding shares of each of the Company Common Stock, Company Series A Preferred Stock, Company Series B Preferred Stock and Company Series C Preferred Stock in favor of the adoption of this Agreement is the only vote of the holders of any class or series of the Company's capital stock required by applicable law and the Company's organizational instruments to duly effect such adoption.

        SECTION 3.18 BROKERS. No broker, investment banker, financial advisor, finder, consultant or other person is entitled to any broker's, finder's, financial advisor's or other similar fee, compensation or commission, however and whenever payable, in connection with the Merger and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

        SECTION 3.19 REAL PROPERTY.

                (a) Each of the Company and its subsidiaries has good and marketable title in fee simple to all real properties owned by it and all buildings, structures and other improvements located thereon and valid leaseholds in all real estate leased by it, other than Company Permitted Liens.
Section 3.19(a) of the Company Disclosure Schedule sets forth a complete list of all (i) real property owned by the Company or its subsidiaries as of the date hereof and (ii) real property leased, subleased, or otherwise occupied or used by the Company or any of its subsidiaries as lessee. With respect to each parcel of real property leased, subleased, or otherwise occupied or used by the Company or any of its subsidiaries as lessee: (i) the Company or the applicable subsidiary has a valid leasehold interest or other right of use and occupancy, free and clear of any Liens on such leasehold interest or other rights of use and occupancy, or any covenants, easements or title defects known to or created by the Company or the applicable subsidiary, except as do not materially affect the occupancy or uses of such property. Each of the Company's and its subsidiaries' agreement with respect to real property leased, subleased, or otherwise occupied or used by the Company as lessee is in full force and effect and has not been amended. Neither the Company or the applicable subsidiary nor, to the knowledge of the Company or the applicable subsidiary, any other party thereto, is in material default or material breach under any such agreement. No event has occurred which, with the passage of time or the giving of notice or both, would cause a breach of or default by the Company or the applicable subsidiary under any of such agreement and, to the knowledge of the Company or the applicable subsidiary, there is no breach or anticipated breach by any other party to such agreements.

                (b) As used in this Agreement, Company Permitted Liens shall mean: (i) Any Lien reflected in Section 3.19(b)(i) of the Company Disclosure Schedule, (ii) Liens for Taxes not yet due or delinquent or as to which there is a good faith dispute and for which there are adequate provisions on the books and records of the Company in accordance with GAAP, (iii) with respect to real property, any Lien, encumbrance or other title defect which is not in a liquidated amount (whether material or immaterial) and which does not, individually or in the aggregate, interfere materially with the current use or materially detract from the value or marketability of such property (assuming its continued use in the manner in which it is currently used) and (iv) inchoate materialmen's, mechanics', carriers', workmen's and repairmen's liens arising in the ordinary course and not past due and payable or the payment of which is being contested in good faith by appropriate proceedings.

        SECTION 3.20 TANGIBLE PERSONAL PROPERTY. Except as would not materially impair the Company and its operations, the machinery, equipment, furniture, fixtures and other tangible personal property (the "Tangible Personal Property") owned, leased or used by the Company or any of its subsidiaries is in the aggregate sufficient and adequate to carry on business in all material respects as presently conducted and is, in the aggregate and in all material respects, in good operating condition and repair, normal wear and tear excepted. The Company is in possession of and has good title to, or valid leasehold interests in or valid rights under contract to use, the Tangible Personal Property material to the Company, taken as a whole, free and clear of all Liens, other than Company Permitted Liens.

        SECTION 3.21 INVESTMENT COMPANY. Neither the Company nor or any of its subsidiaries is an investment company required to be registered as an investment company pursuant to the Investment Company Act.

        SECTION 3.22 BOARD APPROVAL. Pursuant to meetings duly noticed and convened in accordance with all applicable laws and at each of which a quorum was present, the Board of Directors of the Company, after full and deliberate consideration, unanimously (other than for directors who abstain) has (i) duly approved this Agreement and resolved that the Merger and the transactions contemplated hereby are fair to, advisable and in the best interests of the Company's shareholders, (ii) resolved to unanimously recommend that the Company's shareholders approve the Merger and the transactions contemplated hereby and (iii) directed that the Merger be submitted for consideration by the holders of Company Common Stock and Company Preferred Stock.

        SECTION 3.23 BOOKS AND RECORDS. Each of the Company and its subsidiaries maintains and has maintained accurate books and records reflecting its assets and liabilities and accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

        Except as set forth on the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement which is incorporated by reference in and constitutes an integral part of this Agreement (the "PARENT DISCLOSURE SCHEDULE"), Parent hereby represents and warrants to the Company as follows:

        SECTION 4.1 ORGANIZATION, STANDING AND CORPORATE POWER.

                (a) Each of Parent, its subsidiaries and Merger Sub is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and requisite authority to carry on its business as presently being conducted. Each of Parent and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not reasonably be expected to have a material adverse effect on Parent.

               (b) Parent has delivered or made available to the Company prior to the execution of this Agreement complete and correct copies of the certificate of incorporation and by-laws or other organizational documents of Parent, its subsidiaries and Merger Sub, each as in effect at the date of this Agreement.

        SECTION 4.2 SUBSIDIARIES.

                (a) Section 4.2 of the Parent Disclosure Schedule lists the names and jurisdiction of incorporation or organization of all the subsidiaries of the Company, whether consolidated or unconsolidated. The outstanding securities of the subsidiaries of Parent are set forth in Section 4.2 of the Parent Disclosure Schedules and all outstanding shares of capital stock of, or other equity interests in, each such subsidiary: (i) have been duly authorized, validly issued and are fully paid and nonassessable and (ii) are owned directly or indirectly by Parent, free and clear of all Liens. Except as set forth above or in Section 4.2 of Parent Disclosure Schedule, the Parent does not own, directly or indirectly, any capital stock of or other equity or voting interests in any person.

                (b) Merger Sub is a newly formed corporation with no material assets or liabilities, except for liabilities arising under this Agreement. Merger Sub will not conduct any business or activities other than the issuance of its capital stock to Parent prior to the Merger.

        SECTION 4.3 CAPITAL STRUCTURE.

                (a) A) The authorized capital stock of Parent consists of 150,000,000 shares of common stock, $.001 par value (the "Parent Common Stock"), and 5,000,000 shares of undesignated preferred stock, par value $.001 per share, of Parent ("PARENT AUTHORIZED PREFERRED STOCK"). As of the date hereof: (i) 70,753,840 shares of Parent

Common Stock were issued and outstanding; (ii) 1,433,639 shares of Parent Common Stock were held by Parent in its treasury; (iii) no shares of Parent Common Stock were held by subsidiaries of Parent; (iv) approximately 6,167,645 shares of Parent Common Stock were reserved for issuance pursuant to the stock-based plans identified in Section 4.2 of the Parent Disclosure Schedule (such plans, collectively, the "PARENT STOCK PLANS"), all of which are subject to outstanding employee stock options or other rights to purchase or receive Parent Common Stock granted under the Parent Stock Plans (collectively, "PARENT EMPLOYEE STOCK OPTIONS"); (v) 9,107,143 shares of Parent Common Stock are reserved for issuance pursuant to convertible notes and (vi) 17,237,696 shares of Parent Common Stock were reserved for issuance pursuant to outstanding warrants.

                (b) All outstanding shares of capital stock of Parent have been, and all shares thereof which may be issued pursuant to this Agreement or otherwise (including upon the conversion of the Parent Series A Preferred Stock) will be, when issued, duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights created by statute, the Parent's articles of incorporation or any agreement to which Parent is a party or by which Parent may be bound. Except as set forth in this Section and except for changes since the date of this Agreement resulting from the exercise of Parent's employee stock options outstanding on such date, there are outstanding
(i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent, and (iii) no options or other rights to acquire from Parent, and no obligation of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock of Parent.

                (c) Parent has a sufficient number of duly authorized but unissued shares of Parent Common Stock to issue the maximum number of such shares contemplated by Article II of this Agreement as the Merger Consideration.

                (d) Except as set forth on Section 4.3(d) of the Parent Disclosure Schedule, no Person holds any registration rights in respect of Parent's capital stock or other securities which have not been satisfied in full as of the Closing.

                (e) Section 4.3(e) of the Parent Disclosure Schedule sets forth all of Parent's indebtedness for borrowed money that is, or may become, convertible into Parent's capital stock and that is outstanding as of the Closing.

        SECTION 4.4 AUTHORITY; NONCONTRAVENTION.

                (a) Parent and Merger Sub have the corporate power and authority to execute, deliver and perform this Agreement and the other agreements to be executed and delivered by Parent and/or Merger Sub in connection herewith and to consummate the transactions contemplated hereby and thereby. All corporate acts and proceedings required to be taken by or on the part of Parent and Merger Sub to authorize Parent and Merger Sub, as the case may be, to execute, deliver and perform this Agreement and the other agreements to be executed and delivered by Parent and/or Merger Sub in connection herewith and to consummate the transactions contemplated hereby and thereby have been duly and validly taken. This Agreement constitutes a valid and binding agreement, and the other agreements to be executed and delivered by Parent and/or Merger Sub in connection herewith when so executed and delivered will constitute valid and binding agreements, of Parent and Merger Sub.

                (b) The execution and delivery of this Agreement does not, the execution and delivery of the other agreements to be executed and delivered by Parent and/or Merger Sub in connection herewith, and the consummation of the transactions contemplated hereby or thereby will not conflict with or result in a violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation under (i) any provision of Parent's or Merger Sub's articles/certificate of incorporation, (ii) any material loan or credit agreement, note, mortgage, indenture, lease or other material agreement or (iii) material instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their properties or assets.

                (c) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the other agreements to be executed and delivered by Parent and/or Merger Sub in connection herewith and the consummation of the Merger by Parent and Merger Sub requires no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any Governmental Entity other than (i) the filing of the Certificate of Designation and the Certificate of Merger and with the Secretary of State of the State of Delaware, and, with respect to Parent, (ii) compliance with any applicable requirement of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); (iii) compliance with the Securities Act; and (iv) compliance with any state securities or blue sky laws.

                (d) The execution and delivery of this Agreement and the other agreements to be executed and delivered by Parent and/or Merger Sub in connection herewith and the consummation of the Merger will not result in the creation of any Lien upon any asset of Parent.

                (e) Except as set forth in Section 4.4(e) of the Parent Disclosure Schedule, no consent, approval, waiver or other action by any person (other than the Government Entities referred to in (c) above) under any Parent Material Contract is required or necessary for, or made necessary by reason of, the execution, delivery and performance of this Agreement by Parent or the consummation of the Merger.

        SECTION 4.5 PARENT DOCUMENTS.

                (a) As of their respective filing dates, (i) all reports filed by Parent with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act (the "PARENT SEC DOCUMENTS") complied in all material respects with the requirements of the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents, and (ii) no Parent SEC Documents, as of their respective dates contained any untrue statement of a material fact or omitted, and no Parent SEC Document filed subsequent to the date hereof will omit as of their respective dates, to state a material fact required to be stated therein or necessary to make the statements therein (in the case of registration statements of the Parent under the Securities Act, in light of the circumstances under which they were made) not misleading.

                (b) The financial statements of Parent included in the Parent SEC Documents (including the related notes) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Quarterly Report Form 10-Q of the SEC) applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial condition of Parent and its subsidiaries at the dates thereof and the consolidated results of operations and cash flows of Parent and its subsidiaries for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that were not material in amount or effect). Except for liabilities (i) reflected in Parent's unaudited balance sheet as of June 30, 2004 or described in any notes thereto (or for which neither accrual nor footnote disclosure is required pursuant to GAAP), (ii) incurred in the ordinary course of business since June 30, 2004 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, or (iii) set forth on Schedule 4.5(b) of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries has any material liabilities or obligations of any nature.

        SECTION 4.6 MATERIAL CONTRACTS.

                (a) Each Parent Material Contract is valid and binding on and enforceable against Parent (or, to the extent a subsidiary of Parent is a party, such subsidiary) and, to the knowledge of Parent, each other party thereto and is in full force and effect. Neither Parent nor any of its subsidiaries is in breach or default under any Parent Material Contract. Neither the Parent nor any subsidiary of the Parent knows of, or has received notice of, any violation or default under (nor, to the knowledge of Parent, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Parent Material Contract by any other party thereto. Prior to the date hereof, Parent has made available to the Company true and complete copies of all Parent Material Contracts.

                (b) As used in this Agreement, "PARENT MATERIAL CONTRACTS" shall mean any contract, license agreement, commitment, lease, or restriction of any kind to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries is bound or to which any of the Parent's or any of its subsidiaries' assets are subject which involve payments to or from Parent of at least $100,000.

        SECTION 4.7 ABSENCE OF CERTAIN CHANGES. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as disclosed in the Parent SEC Documents filed and publicly available prior to the date hereof, (i) since June 30, 2004, there has not been any material adverse change in Parent or any event which either individually or when aggregated with other event(s) has or reasonably would be expected to have a material adverse effect on Parent and its subsidiaries taken as a whole, and
(ii) there are not, to Parent's knowledge, any facts, circumstances or events that make it reasonably likely that Parent will not be able to fulfill its obligations under this Agreement in all material respects.

        SECTION 4.8 PERMITS; COMPLIANCE WITH APPLICABLE LAWS.

                (a) Parent and its subsidiaries own and/or possess all Permits which are required for the operation of the respective businesses of Parent and its subsidiaries as presently conducted. Each of Parent and its subsidiaries is in compliance in all material respects with the terms of the Permits and all the Permits are in full force and effect and no suspension, modification or revocation of any of them is pending or, to the knowledge of Parent, threatened nor, to the knowledge of Parent, do grounds exist for any such action.

                (b) Each of Parent and its subsidiaries is in compliance in all material respects with all applicable statutes, laws, regulations, ordinances, permits, rules, writs, judgments, orders, decrees or arbitration awards of any Governmental Entity applicable to Parent or its subsidiaries.

                (c) Except for filings with the SEC and filings with respect to Taxes, which are the subjects of Sections 4.5 and 4.10, respectively, and not covered by this Section 4.8(c), the Parent and each of its subsidiaries have timely filed all regulatory reports, schedules, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that they were required to file with each Governmental Entity (the "OTHER PARENT DOCUMENTS"), and have timely paid all fees and assessments due and payable in connection therewith, except where the failure to make such payments and filings individually or in the aggregate would not have a material adverse effect on the Parent.

        SECTION 4.9 ABSENCE OF LITIGATION. Section 4.9 of Parent Disclosure Schedule contains a true and current summary description of each pending and, to

Parent's knowledge, threatened litigation, action, suit, case, proceeding, investigation or arbitration, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedies requested. Except as set forth on Section 4.9 of the Parent Disclosure Schedule, no action, inquiry, demand, charge, requirement or investigation by any Governmental Entity and no litigation, action, suit, case, proceeding, investigation or arbitration by any person or Governmental Entity, in each case with respect to Parent or any of its subsidiaries or any of their respective properties or Permits, is pending or, to the knowledge of Parent, threatened.

        SECTION 4.10 TAX MATTERS.

                (a) Each of the Parent and each of its subsidiaries has (i) filed (or there have been filed on its behalf) with the appropriate Governmental Entities all United States federal income and other material Tax Returns required to be filed by it (giving effect to all extensions) and such Tax Returns are true, correct and complete in all material respects; (ii) paid in full (or there has been paid in full on its behalf) all income and other material Taxes required to have been paid by it; and (iii) made adequate provision (or adequate provision has been made on its behalf) for all accrued Taxes not yet due. The accruals and provisions for Taxes reflected in the Parent's audited consolidated balance sheet as of December 31, 2003 (and the notes thereto) and the most recent quarterly financial statements (and the notes thereto) are adequate in accordance with GAAP for all Taxes accrued or accruable through the date of such statements.

                (b) As of the date of this Agreement, no Federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Parent or any of its subsidiaries, and neither the Parent nor any subsidiary of the Parent has received a written notice of any material pending or proposed claims, audits or proceedings with respect to Taxes.

                (c) No deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted, or assessed by any Governmental Entity against, or with respect to, the Parent or any of its subsidiaries. There is no action, suit or audit now in progress, pending or, to the knowledge of Parent, threatened against or with respect to the Parent or any of its subsidiaries with respect to any Tax.

                (d) Neither the Parent nor any of its subsidiaries has been included in any "consolidated," "unitary" or "combined" Tax Return (other than Tax Returns which include only the Parent and any of its subsidiaries) provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable year.

                (e) No election under Section 341(f) of the Code has been made by Parent or any of its subsidiaries.

                (f) No claim has been made in writing by any Governmental Entities in a jurisdiction where Parent or any of its subsidiaries does not file Tax Returns that any such entity is, or may be, subject to taxation by that jurisdiction.

                (g) Each of the Parent and each of its subsidiaries has made available to the Company correct and complete copies of (i) all of their material Tax Returns filed within the past six years, (ii) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity within the past five years relating to the Federal, state, local or foreign Taxes due from or with respect to the Parent or any of its subsidiaries, and (iii) any closing letters or agreements entered into by the Parent or any of its subsidiaries with any Governmental Entities within the past five years with respect to Taxes.

                (h) Neither the Parent nor any of its subsidiaries has received any notice of deficiency or assessment from any Governmental Entity for any amount of Tax that has not been fully settled or satisfied, and to the knowledge of the Parent and its subsidiaries no such deficiency or assessment is proposed.

        SECTION 4.11 EMPLOYEE BENEFIT PLANS.

                (a) Section 4.11 of the Parent Disclosure Schedule contains a true and complete list of all of Parent's and its subsidiaries' Employee Plans. Neither Parent nor any ERISA Affiliate of Parent has any commitment or formal plan, whether or not legally binding, to create any additional employee benefit plan or modify or change any existing Employee Plan other than as may be required by the express terms of such Employee Plan or applicable law.

                (b) With respect to each Employee Plan that has been qualified or is intended to be qualified under the Code or that is an "Employee Benefit Plan" within the meaning of Section 3.3 of ERISA, such Employee Plan has been duly approved and adopted by all necessary and appropriate action of the Board of Directors of Parent (or a duly constituted committee thereof).

                (c) With respect to the Employee Plans, all required contributions for all periods ending before the Closing Date have been or will be paid in full by the Closing Date. Subject only to normal retrospective adjustments in the ordinary course, all required insurance premiums have been or will be paid in full with regard to such Employee Plans for policy years or other applicable policy periods ending on or before the Closing Date by the Closing Date.

                (d) The Parent does not have any Multi-Employer Plans or any Employee Plans that are subject to Section 302 or Title IV of ERISA or Section 412 of the Code, nor has it ever had such plans.

                (e) With respect to each Employee Plan (i) no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code have occurred or are expected to occur as a result of the Merger or the transactions contemplated by this Agreement, (ii) except as set forth on Section 4.11(b) of the Parent Disclosure Schedule, no action, suit, grievance, arbitration or other type of litigation, or claim with respect to the assets of any Employee Plan (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) is pending or, to the knowledge of Parent, threatened or imminent against Parent, any ERISA Affiliate or any Fiduciary, including, but not limited to, any action, suit, grievance, arbitration or other type of litigation, or claim regarding conduct that allegedly interferes with the attainment of rights under any Employee Plan. Except as set forth on Section 4.11(b) of the Parent Disclosure Schedule, to the knowledge of Parent, neither Parent, nor its directors, officers, employees or any Fiduciary has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such plan. Except as set forth on
Section 4.11(b) of the Parent Disclosure Schedule, none of the Employee Plans is subject to any pending investigations or to the knowledge of Parent threatened investigations from any Governmental Agencies who enforce applicable laws under ERISA and the Code.

                (f) Except as set forth on Section 4.11(f) of the Parent Disclosure Schedule, each of the Employee Plans is, and has been, operated in accordance with its terms and each of the Employee Plans, and administration thereof, is, and has been, in all material respects in compliance with the requirements of any and all applicable statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, ERISA and the Code. All required reports and descriptions of the Employee Plans (including but not limited to Form 5500 Annual Reports, Form 1024 Application for Recognition of Exemption Under Section 501(a), Summary Annual Reports and Summary Plan Descriptions) have been filed and distributed as required by ERISA and the Code. Any notices required by ERISA or the Code or any other state or federal law or any ruling or regulation of any state or federal administrative agency with respect to the Employee Plans, including but not limited to any notices required by Section 4980B of the Code, have been appropriately given.

                (g) The IRS has issued a favorable determination letter or opinion letter with respect to each Employee Plan intended to be "qualified" within the meaning of Section 401(a) of the Code that has not been revoked and, to the knowledge of the Company, no circumstances exist that could adversely affect the qualified status of any such plan and the exemption under Section 501(a) of the Code of the trust maintained thereunder. Each Employee Plan intended to satisfy the requirements of Section 125, 501(c)(9) or 501(c)(17) of the Code has satisfied such requirements in all material respects.

                (h) No Employee Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by Section 4980B of the Code, Section 601 of ERISA or other applicable law, (ii) death benefits under any "pension plan," (iii) benefits the full cost of which is borne by the employee (or his beneficiary) or (iv) Employee Plans that can be amended or terminated by Parent without consent. Parent does not have any current or projected liability with respect to post-employment or post-retirement welfare benefits for retired, former, or current employees of Parent.

                (i) No material amounts payable under the Employee Plans will fail to be deductible for Federal income tax purposes by virtue of Section 162(m) of the Code.

                (j) To the extent that Parent or any of its subsidiaries is deemed to be a fiduciary with respect to any Plan that is subject to ERISA, Parent or such subsidiary (i) during the past five years has complied with the requirements of ERISA and the Code in the performance of its duties and responsibilities with respect to such employee benefit plan and (ii) has not knowingly caused any of the trusts for which it serves as an investment manager, as defined in Section 3(38) of ERISA, to enter into any transaction that would constitute a "prohibited transaction" under Section 406 of ERISA or Section 4975 of the Code, with respect to any such trusts, except for transactions that are the subject of a statutory or administrative exemption.

                (k) No person will be entitled to a "gross up" or other similar payment in respect of excise taxes under Section 4999 of the Code with respect to the transactions contemplated by this Agreement.

        SECTION 4.12 LABOR MATTERS.

                (a) With respect to employees of Parent and its subsidiaries: (i) to the knowledge of Parent, no senior executive or key employee has any plans to terminate employment with Parent or any of its subsidiaries; (ii) there is no unfair labor practice charge or complaint against Parent or any of its subsidiaries pending or, to the knowledge of Parent, threatened before the National Labor Relations Board or any other comparable Governmental Entity; (iii) there is no demand for recognition made by any labor organization or petition for election filed with the National Labor Relations Board or any other comparable Governmental Entity; (iv) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the knowledge of Parent, no claims therefor have been threatened other than grievances or arbitrations incurred in the ordinary course of business; (v) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby will not give rise to termination of any existing collective bargaining agreement or permit any labor organization to commence or initiate any negotiations in respect of wages, hours, benefits, severance or working conditions under any such existing collective bargaining agreements; and (vi) there is no litigation, arbitration proceeding, governmental investigation, administrative charge, citation or action of any kind pending or, to the knowledge of Parent, proposed or threatened against Parent relating to employment, employment practices, terms and conditions of employment or wages, benefits, severance and hours.

                (b) Section 4.12(b) of the Parent Disclosure Schedule lists the name, title, date of employment and current annual salary of each current salaried employee whose total annual salary exceeds $100,000. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) result in any payment (including severance, unemployment compensation, tax gross-up, bonus or otherwise) becoming due to any current or former director, employee or independent contractor of Parent or any of its subsidiaries, from Parent or any of its subsidiaries under any Employee Plan or other agreement, (ii) materially increase any benefits otherwise payable under any Employee Plan or other agreement, or (iii) result in the acceleration of the time of payment, exercise or vesting of any such benefits.

                (c) Section 4.12(c) of the Parent Disclosure Schedule sets forth all contracts, agreements, plans or arrangements covering any employee of Parent or its subsidiaries containing "change of control," "stay-put," transition, retention, severance or similar provisions, and sets forth the names and titles of all such employees, the amounts payable under such provisions, whether such provisions would become payable as a result of the Merger and the transactions contemplated by this Agreement, and when such amounts would be payable to such employees, all of which are in writing, have heretofore been duly approved by the Parent's Board of Directors, and true and complete copies of all of which have heretofore been delivered to the Company. There is no contract, agreement, plan or arrangement (oral or written) covering any employee of Parent that individually or collectively could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

        SECTION 4.13 ENVIRONMENTAL MATTERS. Except for such matters which would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Parent or are set forth in Section 4.13 of the Parent Disclosure Schedule:

                (a) COMPLIANCE. (i) The Parent and its subsidiaries are in compliance in all material respects with all applicable Environmental Laws; (ii) neither the Parent nor any of its subsidiaries has received any written communication from any person or governmental entity that alleges that Parent or any of its subsidiaries are not in compliance with applicable Environmental Laws; and (iii) there have not been any Releases of Hazardous Substances by Parent or any of its subsidiaries, or, by any other party, at any property currently or formerly owned or operated by Parent or any of its subsidiaries that occurred during the period of Parent's or any of its subsidiaries' ownership or operation of such property.

                (b) ENVIRONMENTAL PERMITS. Parent and its subsidiaries have all Environmental Permits necessary for the conduct and operation of its business, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Parent and its subsidiaries are in compliance with all terms and conditions of all such Environmental Permits and are not required to make any expenditure in order to obtain or renew any Environmental Perm

                (c) ENVIRONMENTAL CLAIMS. There are no Environmental Claims pending or, to Parent's knowledge, threatened, against Parent or any of its subsidiaries, or against any real or personal property or operation that Parent or any of its subsidiaries owns, leases or manages.

        SECTION 4.14 INTELLECTUAL PROPERTY.

                (a) Section 4.14(a) of Parent Disclosure Schedule sets forth, for the Intellectual Property owned or purported to be owned by Parent or any of its subsidiaries, a complete and accurate list of all U.S. and foreign
(i) patents and patent applications, (ii) trademarks and service marks which are registered or the subject of an application for registration and material unregistered trademarks or service marks , (iii) copyrights which are registered or the subject of an application for registration, and (iv) Internet domain names. Parent or one of its subsidiaries owns or has the valid right to use the Intellectual Property, used in the business of Parent as it currently is conducted.

                (b) All of the Intellectual Property owned or purported to be owned by Parent or any of its subsidiaries is free and clear of all Liens. Parent or any of its subsidiaries (as applicable) is listed in the records of the appropriate United States, state or foreign agency as, the sole owner of record for each patent and patent application and trademark, service mark and copyright which is registered or the subject of an application for registration that is listed in Section 4.14(a) of Parent Disclosure Schedule.

                (c) All of the patents, patent applications, trademarks, service marks and copyrights owned or purported to be owned by Parent which have been issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or in any similar office or agency anywhere in the world, including, but not limited to the items listed in Section 4.14(a) of Parent Disclosure Schedule are subsisting, enforceable, in full force and effect, and have not been cancelled, expired, abandoned or otherwise terminated and all renewal fees in respect thereof have been duly paid and are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) and are, to Parent's knowledge, valid. There is no pending or, to Parent's knowledge, threatened opposition, interference, invalidation or cancellation proceeding before any court or registration authority in any jurisdiction against any of the items listed in Section 4.14(a) of Parent Disclosure Schedule or, to Parent's knowledge, against any other Intellectual Property used by Parent or its subsidiaries.

                (d) The conduct of Parent's and its subsidiaries' business as currently conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe), dilute, misappropriate or otherwise violate (i) any Third Party Rights, other than the rights of any third party under any patent, or (ii) to Parent's knowledge, the rights of any third party under any patent. There are no pending, or, to the knowledge of Parent, threatened claims against Parent or any of its subsidiaries alleging that the operation of the business as currently conducted, infringes on or conflicts with any Third Party Rights.

                (e) To Parent's knowledge, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned or purported to be owned by or licensed to or by Parent or any of its subsidiaries and no such claims have been made against a third party by Parent or any of its subsidiaries.

                (f) Each material item of Software, which is used by Parent or any of its subsidiaries in connection with the operation of their businesses as currently conducted, is either (i) owned by Parent or any of its subsidiaries, (ii) currently in the public domain or otherwise available to Parent without the need of a license, lease or consent of any third party, or
(iii) used under rights granted to Parent or any of its subsidiaries pursuant to a written agreement, license or lease from a third party.

                (g) Section 4.14(g) of Parent Disclosure Schedule sets forth a complete list of all agreements under which Parent is granted rights to acquire or use the Intellectual Property of a third party (other than shrink-wrap general purpose software) (the "PARENT IP AGREEMENTS"). Except as set forth in Section 4.14(g) of Parent Disclosure Schedule, Parent is not under any obligation to pay royalties or other payments in connection with any Parent IP Agreement, nor restricted from assigning its rights respecting Intellectual Property nor will Parent otherwise be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any Parent IP Agreement. Each Parent IP Agreement is in full force and effect and has not been amended. Neither Parent nor, to the knowledge of Parent, any other party thereto, is in default or breach under any such Parent IP Agreement. No event has occurred which, with the passage of time or the giving of notice or both, would cause a breach of or default by Parent under any of Parent IP Agreements and, to the knowledge of Parent, there is no breach or anticipated breach by any other party to any Parent IP Agreement.

                (h) To Parent's knowledge, the Products do not intentionally contain any "viruses", "time bombs", "key-locks", or any other devices intentionally created that could disrupt or interfere with the operation of the Products or the integrity of the data, information or signals they produce in a manner adverse to Parent, any of its subsidiaries or any licensee or recipient.

                (i) To Parent's knowledge, neither Parent nor any of its subsidiaries has embedded any open source, copyleft or community source code in any of its Products which are generally available or in development, including but not limited to any libraries or code licensed under the GNU General Public License, GNU Lesser General Public License or similar license arrangement.

        SECTION 4.15 INSURANCE MATTERS. Parent and its subsidiaries have all material primary insurance providing insurance coverage that is customary in amount and scope for other companies in the industry in which Parent and its subsidiaries operate including, without limitation, directors and officers liability insurance. All such policies are in full force and effect, all premiums due and payable thereon have been paid and no written or oral notice of cancellation or termination has been received and is outstanding.

        SECTION 4.16 TRANSACTIONS WITH AFFILIATES. Except as set forth on
Section 4.16 of the Parent Disclosure Schedule, there are no outstanding amounts payable to or receivable from, or advances by the Parent or any of its subsidiaries to, and neither the Parent nor any of its subsidiaries is otherwise a creditor of or debtor to, or a party to any transaction or agreement with, any stockholder, director, employee or affiliate of the Parent or any of its subsidiaries, other than (i) Parent's outstanding indebtedness to the Company, any of its stockholders, directors or executive officers, (ii) transactions or agreements with the Company or any of its stockholders, directors or executive officers, or (iii) as part of the normal and customary terms of such persons' employment or service as a director with the Parent or any of its subsidiaries.

        SECTION 4.17 VOTING REQUIREMENTS. No consent or approval of the holders of the outstanding shares of Parent Common Stock or any other class of Parent capital stock is required to approve the Merger and the transactions contemplated by this Agreement under applicable law or the Parent's organizational instruments.

        SECTION 4.18 BROKERS. No broker, investment banker, financial advisor, finder, consultant or other person is entitled to any broker's, finder's, financial advisor's or other similar fee, compensation or commission, however and whenever payable, in connection with the Merger and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

        SECTION 4.19 REAL PROPERTY.

                (a) Each of Parent and its subsidiaries has good and marketable title in fee simple to all real properties owned by it and all buildings, structures and other improvements located thereon and valid leaseholds in all real estate leased by it, other than Parent Permitted Liens.
Section 4.19 of the Parent Disclosure Schedule sets forth a complete list of all
(i) real property owned by Parent or its subsidiaries as of the date hereof; and
(ii) real property leased, subleased, or otherwise occupied or used by Parent and its Subsidiaries as lessee. With respect to each parcel of real property leased, subleased, or otherwise occupied or used by the Parent or any of its Subsidiaries as lessee: (i) the Parent or the applicable subsidiary has a valid leasehold interest or other right of use and occupancy, free and clear of any Liens on such leasehold interest or other rights of use and occupancy, or any covenants, easements or title defects known to or created by the Parent or the applicable subsidiary, except as do not materially affect the occupancy or uses of such property. Each of the Parent's and its subsidiaries' agreements with respect to real property leased, subleased, or otherwise occupied or used by the Parent as lessee is in full force and effect and has not been amended. Neither the Parent or the applicable subsidiary nor, to the knowledge of the Parent or the applicable subsidiary, any other party thereto, is in material default or material breach under any such agreement. No event has occurred which, with the passage of time or the giving of notice or both, would cause a breach of or default by the Parent or the applicable subsidiary under any of such agreement and, to the knowledge of the Parent or the applicable subsidiary, there is no breach or anticipated breach by any other party to such agreements.

                (b) As used in this Agreement, Parent Permitted Liens shall mean: (i) any Lien reflected in Section 4.19(b)(i) of the Parent Disclosure Schedule, (ii) Liens for Taxes not yet due or delinquent or as to which there is a good faith dispute and for which there are adequate provisions on the books and records of Parent in accordance with GAAP, (iii) with respect to real property, any Lien, encumbrance or other title defect which is not in a liquidated amount (whether material or immaterial) and which does not, individually or in the aggregate, interfere materially with the current use or materially detract from the value or marketability of such property (assuming its continued use in the manner in which it is currently used) and (iv) inchoate materialmen's, mechanics', carriers', workmen's and repairmen's liens arising in the ordinary course and not past due and payable or the payment of which is being contested in good faith by appropriate proceedings.

        SECTION 4.20 TANGIBLE PERSONAL PROPERTY. Except as would not materially impair Parent and its operations or the operations of its subsidiaries, the Tangible Personal Property owned, leased or used by Parent or any of its subsidiaries is in the aggregate sufficient and adequate to carry on their respective businesses in all material respects as presently conducted and is, in the aggregate and in all material respects, in good operating condition and repair, normal wear and tear excepted. Parent and its subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, the Tangible Personal Property material to Parent and its subsidiaries, taken as a whole, free and clear of all Liens, other than Parent Permitted Liens.

        SECTION 4.21 INVESTMENT COMPANY. Neither Parent nor any of its subsidiaries is an investment company required to be registered as an investment company pursuant to the Investment Company Act.

        SECTION 4.22 BOARD APPROVAL. Pursuant to meetings duly noticed and convened in accordance with all applicable laws and at each of which a quorum was present, the Board of Directors of Parent, after full and deliberate consideration, unanimously (other than for directors who abstain) has duly adopted this Agreement and resolved that the Merger and the transactions contemplated hereby are fair to, advisable and in the best interests of Parent's shareholders. The Board of Directors of Merger Sub unanimously has duly approved this Agreement and has determined that the Merger is advisable.

        SECTION 4.23 BOOKS AND RECORDS. Each of Parent and its subsidiaries maintains and has maintained accurate books and records reflecting its assets and liabilities and accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

        SECTION 4.24 SARBANES OXLEY ACT COMPLIANCE. Parent is in compliance with all presently effective and applicable provisions of the Sarbanes Oxley Act of 2002 (the "SARBANES OXLEY ACT") and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes Oxley Act upon the effectiveness or applicability to Parent of such provisions.

                                   ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

        SECTION 5.1 CONDUCT OF BUSINESS BY THE COMPANY. Except as required by applicable law or regulation and except as otherwise contemplated by this Agreement, until the earlier of the termination of this Agreement or the Effective Time, the Company shall, and cause each of its subsidiaries to, conduct its and their respective businesses in the ordinary course and consistent with past practices. Except as set forth in Section 5.1 of the Company Disclosure Schedule, as required by applicable law or regulation and except as otherwise contemplated by this Agreement or except as previously consented to by Parent, in writing, after the date hereof and until the earlier of the termination of this Agreement or the Effective Time, the Company shall not and shall not permit any of its subsidiaries to:

                (a) amend or otherwise change its Certificate of Incorporation or by-laws;

                (b) issue, sell, pledge, dispose of, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or options, warrants, convertible securities or other rights of any kind to acquire shares of such capital stock, or any other ownership interest, thereof, other than exercises of Company warrants or Company Stock Options by the holders thereof in accordance with their terms or
(ii) any of its assets, tangible or intangible;

                (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to its capital stock;

                (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                (e) (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, or (iii) enter into any Company Material Contract;

                (f) make any capital expenditure in excess of $50,000 or enter into any contract or commitment therefore;

                (g)     amend, terminate or extend any Company Material
Contract;

                (h) delay or accelerate payment of any account payable or other liability of the Company beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice; or

                (i) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty contained in Article III untrue or incorrect.

        SECTION 5.2 ADVICE OF CHANGES. Each of the Company, as one party, and Parent and Merger Sub, together as the second party, shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; (iii) any suspension, termination, limitation, modification, change or other alteration of any agreement, arrangement, business or other relationship with any of its customers, suppliers or sales or design personnel; or (iv) any change or event having, or which, insofar as reasonably can be foreseen, could have a material adverse effect on such party or on the accuracy and completeness of its representations and warranties or the ability of such party to satisfy the conditions set forth in Article VII; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; and PROVIDED FURTHER that a failure to comply with this Section 5.2 shall not constitute a failure to be satisfied of any condition set forth in Article VII unless the underlying untruth, inaccuracy, failure to comply or satisfy, or change or event would independently result in a failure of a condition set forth in Article VII to be satisfied.

        SECTION 5.3 NO SOLICITATION BY THE COMPANY.

                (a) The Company will promptly notify Parent after receipt of any offer or indication that any person is considering making an offer with respect to a Company Acquisition Proposal or any request for nonpublic information relating to the Company or for access to the properties, books or records of the Company by any person that may be considering making, or has made, an offer with respect to a Company Acquisition Proposal and will keep Parent fully informed of the status and details of any such offer, indication or request. "Company Acquisition Proposal" means any proposal for a merger or other business combination involving the Company or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company, other than the transactions contemplated by this Agreement.

                (b) From the date hereof until the termination hereof pursuant to Section 8.1, the Company and the officers of the Company will not and the Company will use its best efforts to cause its directors, employees and agents not to, directly or indirectly, (i) take any action to solicit, initiate or encourage any offer or indication of interest from any person or entity with respect to any Company Acquisition Proposal, (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company or (iii) afford access to the properties, books or records of the Company to, any person or entity that may be considering making, or has made, an offer with respect to a Company Acquisition Proposal.

        SECTION 5.4 CONDUCT OF BUSINESS BY PARENT. Except as required by applicable law or regulation and except as otherwise contemplated by this Agreement, until the earlier of the termination of this Agreement or the Effective Time, Parent shall, and cause each of its subsidiaries to, conduct its and their respective businesses in the ordinary course and consistent with past practices. Except as set forth in Section 5.4 of the Parent Disclosure Schedule, as required by applicable law or regulation and except as otherwise contemplated by this Agreement or except as previously consented to by the Company, in writing, after the date hereof until the earlier of the termination of this Agreement or the Effective Time, Parent shall not, and shall not permit any of its subsidiaries to:

                (a) amend or otherwise change its certificate of incorporation or by-laws;

                (b) issue, sell, pledge, dispose of, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or options, warrants, convertible securities or other rights of any kind to acquire shares of such capital stock, or any other ownership interest, thereof, or (ii) any of its assets, tangible or intangible;

                (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to its capital stock, other than from any subsidiary of Parent to Parent or to any other subsidiary of Parent;

                (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                (e) (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other person, (ii) [other than in the ordinary course of business consistent with past practices,] incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, or (iii) enter into any Parent Material Contract;

                (f) make any capital expenditure or enter into any contract or commitment therefore, other than in the ordinary course of business consistent with past practices;

                (g)     amend, terminate or extend any Parent Material Contract;

                (h) delay or accelerate payment of any account payable or other liability of the Company beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice; or

                (i) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty contained in Article IV untrue or incorrect.

        SECTION 5.5 NO SOLICITATION BY PARENT.

                (a) Parent will promptly notify the Company after receipt of any offer or indication that any person is considering making an offer with respect to a Parent Acquisition Proposal or any request for nonpublic information relating to Parent or for access to the properties, books or records of Parent by any person that may be considering making, or has made, an offer with respect to a Parent Acquisition Proposal and will keep the Company fully informed of the status and details of any such offer, indication or request. "PARENT ACQUISITION PROPOSAL" means any proposal for a merger or other business combination involving Parent or the acquisition of any equity interest in, or a substantial portion of the assets of, Parent, other than the transactions contemplated by this Agreement.

                (b) From the date hereof until the termination hereof pursuant to Section 8.1, Parent and the officers of Parent will not and Parent will use its best efforts to cause its directors, employees and agents not to, directly or indirectly, subject to the directors' fiduciary obligations under applicable law, (i) take any action to solicit, initiate or encourage any offer or indication of interest from any person or entity with respect to any Parent Acquisition Proposal, (ii) engage in negotiations with, or disclose any nonpublic information relating to Parent or (iii) afford access to the properties, books or records of Parent to, any person or entity that may be considering making, or has made, an offer with respect to a Parent Acquisition Proposal.

        SECTION 5.6 TRANSITION. To the extent permitted by applicable law, Parent and the Company shall, and shall cause their respective subsidiaries, affiliates, officers and employees to, use their commercially reasonable efforts to facilitate the integration of the Company and its subsidiaries with the businesses of Parent and its subsidiaries to be effective as of the Closing Date.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

        SECTION 6.1 ACCESS TO INFORMATION; CONFIDENTIALITY.

                (a) Each party shall, and shall cause its subsidiaries to, afford to the other party and to the officers, current employees, accountants, counsel, financial advisors, agents, lenders and other representatives of such party and its subsidiaries, reasonable access during normal business hours during the period prior to the Effective Time to all its respective properties, books, contracts, commitments, personnel and records and, during such period, each party shall, and shall cause each of its subsidiaries to, furnish promptly to the other party (i) a copy of each material report, schedule, registration statement and other document filed by it with any Governmental Entity, and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request.

                (b) The parties will hold, and will use their best efforts to cause their officers, directors, employees, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the other party and its subsidiaries furnished to it in connection with the transactions contemplated hereby, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by the disclosing party, (ii) in the public domain through no fault of the disclosing party, or (iii) later lawfully acquired by the disclosing party from other sources; PROVIDED that each party may disclose such information to its officers, directors, employees, consultants, advisors and agents in connection with the Merger so long as such persons are informed of the confidential nature of such information and are directed to treat such information confidentially. Each parties' obligation to hold such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information. Notwithstanding any other provision of this Agreement, if this Agreement is terminated, such confidence shall be maintained and all confidential materials shall be destroyed or delivered to their owner, upon request.

        SECTION 6.2 COMMERCIALLY REASONABLE EFFORTS. Except where otherwise provided in this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger as soon as practicable after the satisfaction of the conditions set forth in
Article VII hereof, PROVIDED that the foregoing shall not require the Company, Parent or Merger Sub to take any action or agree to any condition that might, in the reasonable judgment of the Company or Parent, as the case may be, have a material adverse effect on the Company or Parent, respectively.

        SECTION 6.3 INDEMNIFICATION, EXCULPATION AND INSURANCE.

                (a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in its certificate of incorporation or by-laws and any existing indemnification agreements or arrangements of the Company shall survive the Merger and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified for a period of five years after the Effective Time in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or prior to the Effective Time.

                (b) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company (the "INDEMNIFIED PARTIES" and each an "INDEMNIFIED PARTY"), is, or is threatened to be, made a party, or arising out of or pertaining to (i) the fact that he is or was a director, officer or current employee of the Company or its predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto.

                (c) For a period of five (5) years after the Effective Time, the Surviving Corporation shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such scope of coverage and amount no less favorable to the Company's directors and officers currently covered by such insurance than those of such policy in effect on the date hereof; PROVIDED, HOWEVER, that the Surviving Corporation may substitute therefor policies of Parent or its subsidiaries (including self-insurance) containing terms with respect to scope of coverage and amount no less favorable to such directors or officers.

                (d) From and after the Effective Time, the Surviving Corporation shall maintain in effect a directors' and officer's liability insurance policy covering acts or omissions occurring after the Effective Time.

                (e) Parent shall cause the Surviving Corporation or any successor thereto, whether by consolidation, merger or transfer of substantially all of its properties or assets, to comply with its obligations under this
Section 6.3. The provisions of this Section 6.3 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and other person named herein and his or her heirs and representatives.

        SECTION 6.4 FEES AND EXPENSES. All costs, fees and expenses incurred in connection with the Merger, this Agreement (including all instruments and agreements prepared and delivered in connection herewith), and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses.

        SECTION 6.5 PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing, and shall provide each other the opportunity to review, comment upon and concur with, and shall use reasonable efforts to agree on, any press release or other public statements or announcements (including pursuant to Rule 165 under the Securities Act and Rule 14a-12 under the Exchange
Act) and any broadly distributed internal communications with respect to the Merger, this Agreement and the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement or announcement prior to such consultation, except as either party may determine is required by applicable law or court process (provided prior notice is given to the other party with a copy of any such disclosure). The parties agree that the initial press releases (or joint press release if the parties so determine) to be issued with respect to the Merger, this Agreement and the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

        SECTION 6.6 EMPLOYEE BENEFITS.

                (a) Parent shall, or shall cause the Surviving Corporation and its subsidiaries to, (i) give those employees who are, as of the Effective Time, employed by the Company (the "CONTINUING EMPLOYEES") full credit for purposes of eligibility, vesting and benefit accruals (other than for purposes of benefit calculations and accruals under any defined benefit pension plan) under any employee benefit plans or arrangements maintained by Parent, the Surviving Corporation or any subsidiary of Parent or the Surviving Corporation for such Continuing Employees' service with the Company (or any predecessor entity) to the same extent recognized by the Company, and (ii) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any welfare plan that such employees may be eligible to participate in after the Effective

Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Continuing Employees by the Company immediately prior to the Effective Time, and provide credit under any such welfare plan for any copayments, deductibles and out-of-pocket expenditures for the remainder of the coverage period during which any transfer of coverage occurs.

                (b) From and after the Effective Time, Parent shall provide, or shall cause to be provided, to the Continuing Employees compensation and employee benefit plans, programs and arrangements that are, in the aggregate, substantially comparable to those generally provided to such employees as of the date hereof.

                (c) Subject to Section 6.6(a) and (b) above, from and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, assume and honor all Employee Plans, as in effect on the date hereof; PROVIDED, HOWEVER, nothing herein shall restrict Parent's or the Surviving Corporation's ability to amend or terminate such Employee Plans in accordance with their terms.

        SECTION 6.7 INCREASE OF AUTHORIZED COMMON STOCK. Not later than 90 days following the Effective Time, Parent shall take such action as may be necessary to ensure that the number of authorized but unissued shares of Parent Common Stock is sufficient to issue the maximum number of such shares issuable upon the conversion of the Parent Series A Preferred Stock into Parent Common Stock pursuant to the terms of the Certificate of Designation.

        SECTION 6.8 COMPANY SHAREHOLDER APPROVAL. The Company and the officers of the Company will, and the Company will use its commercially reasonable efforts to cause the directors of the Company to, obtain all requisite shareholder approval for the Merger and the other transactions contemplated in this Agreement, including, if necessary and to the extent applicable, through the exercise of "drag-along" rights held by the Company or its officers or directors pursuant to any shareholder agreements.

        SECTION 6.9 REGULATION D. Each party hereto shall use all reasonable efforts to cause the shares of Parent Common Stock and Parent Series A Preferred Stock to be issued hereunder in connection with the Merger to be issued in accordance with Regulation D promulgated under the Securities Act. Each party hereto shall cooperate with the other parties hereto with respect to all filings required pursuant to Regulation D promulgated under the Securities Act and shall not knowingly take any action or fail to act to the extent such action or failure to act would jeopardize the issuance of the shares of Parent Common Stock and Parent Series A Preferred Stock hereunder in accordance with such Regulation D.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

        SECTION 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver by each of Parent and the Company on or prior to the Closing Date of the following conditions:

                (a) SHAREHOLDER APPROVALS. The Company shall have obtained the consent of its shareholders to the Merger, this Agreement and the transactions contemplated hereby.

                (b) GOVERNMENTAL AND REGULATORY APPROVALS. Other than the filing of the Certificate of Merger provided for under Section 1.3, all consents, approvals and actions of, filings with and notices to any Governmental Entity required by the Company, Parent or any of their subsidiaries under applicable law or regulation to consummate the Merger and the transactions contemplated by this Agreement, the failure of which to be obtained or made would result in a material adverse effect on Parent's ability to conduct the business of the Company in substantially the same manner as presently conducted, shall have been obtained or made (all such approvals and the expiration of all such waiting periods, the "REQUISITE REGULATORY APPROVALS")

                (c) NO INJUNCTIONS OR RESTRAINTS. No judgment, order, restraining order and/or injunction (temporary or otherwise), decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity or other legal restraint or prohibition (collectively, "RESTRAINTS") shall be in effect preventing or materially delaying the consummation of the Merger; PROVIDED, HOWEVER, that each of the parties shall have used its commercially reasonable efforts to have such Restraint lifted, vacated or rescinded.

        SECTION 7.2 CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligation of Parent and Merger Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The representations and warranties of the Company set forth herein and in the Company Disclosure Schedule shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct as of such date). Parent shall have received a certificate of the Company's Chief Executive Officer and Chief Financial Officer to the foregoing effect.

                (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing Date under this Agreement. Parent shall have received a certificate of the Company's Chief Executive Officer and Chief Financial Officer to the foregoing effect.

                (c) REGULATORY CONDITION. No condition or requirement shall have been imposed by one or more Governmental Entities in connection with any required approval by them of the Merger that requires the Company or any of its subsidiaries to be operated in a manner that would have a material adverse effect on the Company.

                (d) NO COMPANY MATERIAL ADVERSE EFFECT. There shall not be or exist any change, effect, event, circumstance, occurrence or state of facts that has had, has or which reasonably could be expected to have, a material adverse effect on the Company.

                (d) LEGAL OPINION. Parent shall have received an opinion of Goodwin Procter LLP, counsel to the Company, substantially in the form of attached hereto as EXHIBIT E.

                (e) FAIRNESS OPINION. Parent shall have received and delivered to its Board of Directors and shareholders a fairness opinion (the "FAIRNESS OPINION") rendered by Wells Fargo Securities indicating that the transactions contemplated by this Agreement are fair to the current holders of Parent Common Stock, which opinion shall be in form and substance reasonably satisfactory to the Parent and customary in scope and substance for fairness opinions delivered by investment banking firms in connection with transactions similar to the Merger.

                (f) CERTIFICATE OF DESIGNATION. The Certificate of Designation shall have been filed with and accepted by the Secretary of State of the State of Nevada.

                (g) REGISTRATION RIGHTS AGREEMENT. Parent and each holder of Parent Series A Preferred Stock shall have entered into the Registration Rights Agreement.

                (h) LOCK-UP AGREEMENT. Each holder of Parent Series A Preferred Stock issued as Merger Consideration shall have executed the Lock-Up Agreement.

                (i) SWEENEY LOCK-UP AGREEMENT. Each holder of Parent Series A Preferred Stock and Thomas P. Sweeney III shall have executed the Lock-Up and Voting Agreement in the form attached hereto as EXHIBIT H (the "Sweeney Lock-Up Agreement").

                (j) SWEENEY EMPLOYMENT AGREEMENT. Thomas P. Sweeney III shall have executed the Employment Agreement in the form attached hereto as
EXHIBIT I (the "Sweeney Employment Agreement").

        SECTION 7.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent set forth herein and in the Parent Disclosure Schedule shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct as of such date). The Company shall have received a certificate of Parent's Chief Executive Officer and Chief Financial Officer to the foregoing effect.

                (b) PERFORMANCE OF OBLIGATIONS OF PARENT. Parent shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing Date under this Agreement. The Company shall have received a certificate of Parent's Chief Executive Officer and Chief Financial Officer to the foregoing effect.

                (c) REGULATORY CONDITION. No condition or requirement shall have been imposed by one or more Governmental Entities in connection with any required approval by them of the Merger that requires Parent or any of its subsidiaries to be operated in a manner that would have a material adverse effect on Parent.

                (d) NO PARENT MATERIAL ADVERSE EFFECT. There shall not be or exist any change, effect, event, circumstance, occurrence or state of facts that has had, has or which reasonably could be expected to have, a material adverse effect on Parent.

                (e) LEGAL OPINION. The Company shall have received an opinion of Pryor Cashman Sherman & Flynn LLP, counsel to Parent, substantially in the form attached hereto as EXHIBIT F.

                (f) CERTIFICATE OF DESIGNATION. The Company shall have received evidence of filing and effectiveness of the Certificate of Designation with the Secretary of State of Nevada and the Company shall have received a certificate of Parent's Chief Executive Officer to the foregoing effect.

                (g) REGISTRATION RIGHTS AGREEMENT. Parent and each holder of Parent Series A Preferred Stock shall have entered into the Registration Rights Agreement and the Company shall have received a fully executed copy thereof.

                (h) LOCK-UP AGREEMENT. Parent and each holder of Parent Series A Preferred Stock issued as Merger Consideration shall have entered into the Lock-Up Agreement and the Company shall have received a fully executed copy thereof.

                (i) DIRECTOR RESIGNATION. Dr. Jay Yogeshwar shall have resigned from Parent's Board of Directors effective as of the Effective Time.

                (j) ADDITIONAL DIRECTORS. Parent's Board of Directors shall have resolved that, effective two (2) days following the Closing, the size of such Board of Directors be increased by two (2) for an aggregate total of seven
(7) directors, and that two of the vacancies created by such increase and by the resignation of Dr. Jay Yogeshwar be filled at such time by Christopher S. Gaffney and Carmen J. Scarpa and that such resolutions shall not have been rescinded, amended or otherwise modified.

                (k) DIRECTOR INDEMNIFICATION AGREEMENTS. Parent shall have entered into a Director Indemnification Agreement substantially in the form attached hereto as EXHIBIT G (each, a "DIRECTOR INDEMNIFICATION AGREEMENT") with each of James Wolfinger, Patrick Whittingham, Thomas P. Sweeney III, Dr. Jay Yogeshwar, Christopher S Gaffney and Paul McKnight, and effective upon the date of their appointment to the Board, Christopher S. Gaffney and Carmen J. Scarpa.

                (l) SWEENEY LOCK-UP AGREEMENT. Parent, each holder of Parent Series A Preferred Stock and Thomas P. Sweeney III shall have entered into a Lock-Up and Voting Agreement in the form attached hereto as EXHIBIT H (the "Sweeney Lock-Up Agreement").

                (m) SWEENEY EMPLOYMENT AGREEMENT. Parent and Thomas P. Sweeney III shall have entered into an Employment Agreement in the form attached hereto as EXHIBIT I (the "Sweeney Employment Agreement").

        SECTION 7.4 FRUSTRATION OF CLOSING CONDITIONS. Neither Parent nor the Company may rely on the failure of any condition set forth in Section 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use its own commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.2.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

        SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether or not the Company's shareholders have approved the Agreement:

                (a)     by mutual written consent of Parent and the Company;

                (b)     by either Parent or the Company;

                        (i) if the Merger shall not have been consummated at or prior to 5:00 p.m., New York time, on August 31, 2004, PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this
        Section 8.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time and date.

                        (ii) if any Restraint having any of the effects set forth in Section 7.1(c) shall be in effect and shall have become final and nonappealable; PROVIDED, HOWEVER, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b) (iii) shall have used its commercially reasonable efforts to prevent the entry of such Restraint and to have such Restraint vacated or removed;

                        (iii) if any Governmental Entity that must grant a Requisite Regulatory Approval shall have denied the applicable Requisite Regulatory Approval and such denial shall have become final and nonappealable; or

                (c) by Parent or the Company if the Company's shareholders have not consented to Merger;

                (d) by Parent, if the Company shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 7.2(a) or (b), and (ii) is either incapable of being cured by the Company or, if curable, is not cured within 15 days of receipt from Parent of written notice thereof; or

                (e) by the Company, if Parent shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 7.3(a) or (b), and (ii) is either incapable of being cured by Parent or, if curable, is not cured within 15 days of receipt from the Company written notice thereof.

        The party desiring to terminate this Agreement pursuant to clause (b) or
(c) of this Section 8.1 shall provide written notice of such termination to the other party in accordance with Section 8.2, specifying in reasonable detail the provision hereof pursuant to which such termination is effected.

        SECTION 8.2 EFFECT OF TERMINATION.

                (a) If this Agreement is terminated by either the Company or Parent as provided in Section 8.1, this Agreement forthwith shall become void and have no effect, without any liability or obligation on the part of Parent or the Company; PROVIDED, HOWEVER, that nothing herein shall relieve any party from any liability (in contract, tort or otherwise, and whether pursuant to an action at law or in equity) for any knowing or willful breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement or in respect of fraud by any party. Notwithstanding the foregoing, the provisions of this Article VIII, Section 6.1(b),

Section 6.4, Section 6.5, Section 9.7, Section 9.9 and Section 9.12 shall survive any termination of this Agreement.

                (b) Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article VIII hereof for its benefit have not been satisfied, Parent, Merger Sub and/or the Company (as applicable) shall have the right to waive the satisfaction thereof and to proceed with the transactions contemplated hereby.

        SECTION 8.3 AMENDMENT. This Agreement may be amended by the parties at any time; PROVIDED, HOWEVER, that after receipt of approval by the Company's shareholders, there shall not be made any amendment that by law requires any further approval by the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties to be bound thereby.

        SECTION 8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

        SECTION 9.1 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        SECTION 9.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                (a)     If to Parent or Merger Sub, to:

                                Front Porch Digital Inc.
                                1140 Pearl Street
                                Boulder, Colorado  80302
                                Fax No.: (303) 440-7114
                                Attention: Michael Knaisch
                                with a copy (which shall not constitute
                                notice pursuant to this Section 9.2 to:

                                Pryor Cashman Sherman & Flynn LLP
                                410 Park Avenue
                                New York, New York 10022
                                Fax No.: (212) 326-0806
                                Attention: Eric M. Hellige, Esq.

                (b)     if to the Company, to:

                                ManagedStorage International, Inc.
                                12303 Airport Way, Suite 250
                                Broomfield, Colorado 80021
                                Fax No.: (720) 566-5001
                                Attention:  Paul McKnight

                                with a copy (which shall not constitute
                                notice pursuant to this Section 9.2) to:

                                Goodwin Procter LLP
                                Exchange Place
                                53 State Street
                                Boston, Massachusetts 02109
                                Fax No.: (617) 523-1231
                                Attention: David Lewis, Esq.

                                and

                                Reed Guest, Esq.
                                94 Underhill Road
                                Orinda, California  94563
                                Fax No.: (925) 254-9226


        SECTION 9.3 DEFINITIONS. For purposes of this Agreement:

                (a) an "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

                (b) "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used in reference to the Company or Parent, any change, effect, event, circumstance, occurrence or state of facts that is, or which reasonably could be expected to be, materially adverse to the business, assets, liabilities, condition (financial or otherwise), cash flows or results of operations of such party and its subsidiaries, considered as an entirety.

                (c) "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                (d) a "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect not less than a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

                (e) "KNOWLEDGE" means, (i) with respect to the Company, the knowledge after reasonable due inquiry, of the Company's executive officers and
(ii) with respect to Parent, the knowledge after reasonable due inquiry, of Parent's executive officers.

                (f) "COMPANY PREFERRED STOCK" means, collectively, the Company Series A Preferred Stock, the Company Series B Preferred Stock and the Company Series C Preferred Stock.

        SECTION 9.4 INTERPRETATION. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

        SECTION 9.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. A facsimile copy of a signature page shall be deemed to be an original signature page.

        SECTION 9.6 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section
6.4 which shall inure to the benefit of and be enforceable by the persons referred to therein, are not intended to confer upon any person other than the parties any rights or remedies.

        SECTION 9.7 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal substantive and procedural laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law of such state.

        SECTION 9.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        SECTION 9.9 CONSENT TO JURISDICTION. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or Colorado in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of New York or Colorado. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any of the transactions contemplated by this Agreement in any Federal court located in the State of New York or Colorado, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        SECTION 9.10 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        SECTION 9.11 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        SECTION 9.12 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

           [The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                         FRONT PORCH DIGITAL INC.

                                         By  /s/ Michael Knaisch
                                            ----------------------------------
                                         Name:  Michael Knaisch
                                         Title: Chief Executive Officer

                                         FRONT PORCH MERGER CORP.
                                         By  /s/ Thomas P. Sweeney III
                                            ----------------------------------
                                               Name:  Thomas P. Sweeney III
                                               Title: Chief Executive Officer


                                         MANAGEDSTORAGE INTERNATIONAL, INC.
                                         By  /s/ Thomas P. Sweeney III
                                            ----------------------------------
                                               Name:  Thomas P. Sweeney III
                                               Title: Chief Executive Officer







                      [SIGNATURE PAGE TO MERGER AGREEMENT]